UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Concentrix Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to our Stockholders
Dear Concentrix Corporation Stockholder:
We invite you to attend our 2026 Annual Meeting of Stockholders, which will be held at 9:00 a.m. Eastern Daylight Time on Wednesday, March 25, 2026. The Annual Meeting will again be held in a virtual format to provide a convenient experience for all of our stockholders. Stockholders who held shares of Concentrix Corporation common stock as of the record date of January 27, 2026 will be able to attend the meeting by logging in at www.virtualshareholdermeeting.com/CNXC2026. Details regarding attending and voting at the Annual Meeting and the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is very important to our Board of Directors. Whether or not you attend the Annual Meeting, we encourage you to vote your shares of Concentrix Corporation common stock on the Internet, by toll-free telephone call or, if you have requested a paper copy of our proxy materials, by signing, dating, and returning the proxy card in the envelope provided.
Thank you for your ongoing support of, and continued interest in, Concentrix Corporation.

Sincerely,

Kathryn Marinello Chair of the Board	Chris Caldwell Chief Executive Officer

February 13, 2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
39899 Balentine Drive, Suite 235
Newark, California 94560

Date:	Record Date:	Time:	Attendance:
Wednesday, March 25, 2026	Tuesday, January 27, 2026	9:00 a.m. EDT	www.virtualshareholdermeeting.com/CNXC2026
The 2026 Annual Meeting of Stockholders of Concentrix Corporation will be held in a virtual meeting format at www.virtualshareholdermeeting.com/CNXC2026, on Wednesday, March 25, 2026 at 9:00 a.m. Eastern Daylight Time.

Items of Business
1.	Election of nine directors nominated by our Board of Directors and named in this Proxy Statement.
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026.
3.	Approval, on an advisory basis, of the compensation of our named executive officers.
4.	Approval of an amendment to the Concentrix Corporation 2020 Stock Incentive Plan, as amended (the “2020 Plan”), to increase the number of shares available for issuance thereunder.
5.	Such other business as may be properly be brought before the meeting.
The Proxy Statement following this Notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting.
You may attend and vote at the Annual Meeting if you were a Concentrix Corporation stockholder of record at the close of business on January 27, 2026, the record date for the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of Concentrix Corporation common stock promptly on the Internet, by toll-free telephone call, or, if you have requested a paper copy of our proxy materials, by signing, dating, and returning the proxy card in the envelope provided. Voting your shares prior to the Annual Meeting will not prevent you from changing your vote through the virtual meeting platform if you choose to attend the meeting.

By order of the Board of Directors,
Jane C. Fogarty
Executive Vice President, Legal

Newark, California
February 13, 2026

Page No.
Overview of Proxy Statement and 2026 Annual Meeting	1
Notice of Internet Availability of Proxy Materials	8
About the Annual Meeting	8
Who May Attend and Vote at the Annual Meeting	8
How to Attend the Annual Meeting	8
How to Vote at the Annual Meeting	8
How to Change or Revoke Your Vote	10
Quorum	10
Corporate Governance	11
Governance Policies	11
Stockholder Engagement	11
Related Party Transactions	12
Risk Management	13
Board of Directors	14
Leadership Structure	14
Director Independence	14
Director Qualifications and Nomination Process	15
Board Self-Evaluation	17
Meetings	17
Contacting the Board	18
Board Committees	18
Audit Committee	18
Compensation Committee	19
Nominating and Governance Committee	20
Executive Committee	21
Director Compensation	21
2025 Director Compensation	22
Stock Ownership Guidelines	22
Proposals Requiring Your Vote	23
Proposal No. 1: Election of Directors	23
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	28
Proposal No. 3: Approval of the Compensation of Our Named Executive Officers	29
Proposal No. 4: Approval of an Amendment to the Concentrix Corporation 2020 Stock Incentive Plan to Increase the Number of Shares Available for Issuance	30
Equity Compensation Plan Information	38
Beneficial Ownership of Securities	39
Our Executive Officers	41
Compensation Discussion and Analysis	42
Our Named Executive Officers	42
Our Total Rewards Philosophy	42
Our Compensation Process	42
Elements of the Fiscal Year 2025 Compensation Program	44

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our expected future financial condition, growth, and results of operations, including revenue, operating income, free cash flow, share repurchases, and dividends and statements that include words such as believe, expect, may, will, provide, could, and should, and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 filed with the Securities and Exchange Commission (the “SEC”) and subsequent SEC filings. We do not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

PROXY STATEMENT

OVERVIEW OF PROXY STATEMENT AND 2026 ANNUAL MEETING
The following summary highlights information contained elsewhere in this Proxy Statement to assist you in reviewing the matters to be considered at the Concentrix Corporation 2026 Annual Meeting of Stockholders. In this Proxy Statement, “we,” the “Company,” and “Concentrix” refer to Concentrix Corporation and “game-changers” refers to our employees. The summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement, as well as our Annual Report on Form 10-K for the year ended November 30, 2025, before voting. This Proxy Statement and a proxy card are first being sent to stockholders on or about February 13, 2026.

Attending the Annual Meeting
Date and Time:	Record Date:
March 25, 2026	January 27, 2026
9:00 a.m. Eastern Daylight Time

Virtual Meeting Platform: www.virtualshareholdermeeting.com/CNXC2026

Voting at the Annual Meeting
Telephone:	Online:	Mail:	At the Meeting:
(800) 690-6903	www.proxyvote.com	Return proxy card	Through the virtual
24 hours a day	24 hours a day	in the postage-paid	meeting platform
7 days a week	7 days a week	envelope provided

2026 Proxy Statement 1

Concentrix at a Glance
We are a global technology and services leader that powers exceptional brand experiences and digital operations for more than 2,000 clients across the globe. We design, build, and run fully integrated, end-to-end solutions – including customer experience (“CX”) process optimization, technology innovation and design engineering, front- and back-office automation, analytics and business transformation services – for clients in five primary industry verticals. Our solutions help our clients drive deep understanding, full lifecycle engagement, and differentiated customer experiences for their brands.

2025 AT-A-GLANCE

$9.8B
revenue FY 2025

16+ years
average tenure of our top 30 clients

2000+
clients

70+ countries

160+
Fortune Global 500 clients

300+
patents, IP & proprietary technology

2025 Snapshot
2025 was a year of continued evolution for Concentrix as we accelerated our progress toward becoming a leading intelligent transformation partner. We continued to focus on complex work and high-value services to strengthen positioning with clients and provide a foundation for future growth. We further diversified our business mix and are increasingly being recognized by enterprise clients as a trusted end-to-end solutions partner. Our 2025 results reflected our steadfast commitment to advance our business to meet evolving client demand while creating value for our stockholders. We delivered revenue of approximately $9.8 billion, representing year-over-year growth of 2.2% as reported and 2.1% on a constant currency basis. We returned approximately $258 million to stockholders through share repurchases and dividends during the year, while reducing our net indebtedness by approximately $184 million. We were also disciplined in driving efficiencies in our business through the investment in and deployment of technology to position our business for the future. Our Intelligent Experience (“iX”) suite of products made further progress with clients, particularly our iX Hero solution that augments human advisors.

2026 Proxy Statement 2

Fiscal 2025 Financial Highlights

	Fiscal Year Ended
	November 30, 2025	November 30, 2024	Change
Revenue ($ millions)	$9,825.8	$9,618.9	2.2%
Operating income (loss) ($ millions)	$(918.2)	$596.4	NM
Non-GAAP operating income ($ millions) (1)	$1,253.5	$1,317.9	(4.9)%
Operating margin	(9.3)%	6.2%	NM
Non-GAAP operating margin (1)	12.8%	13.7%	(90) bps
Net income (loss) ($ millions)	$(1,278.9)	$251.2	NM
Non-GAAP net income ($ millions)	$743.4	$772.3	(3.7)%
Adjusted EBITDA ($ millions) (1)	$1,469.3	$1,554.9	(5.5)%
Adjusted EBITDA margin (1)	15.0%	16.2%	(120) bps
(1) See page 40 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 for reconciliations of each non-GAAP measure to its most directly comparable GAAP measure.
NM Not Meaningful - Change greater than 100% or 1,000 bps.

Fiscal 2025 Awards and Recognition Highlights
•We rose to #426 on the Fortune 500®, placing for the second consecutive year.
•We were honored with 70 client awards and 195 industry awards, including recognition by Union Pacific Railroad as a 2025 Sustainability Partner and ranking #2 on the Inspiring Workplaces Group’s 2025 Global Top 100 Inspiring Workplaces.
•We were distinguished by Everest Group Research in 2025 as a leader and star performer for global customer experience management, including recognition as a leader in each of the Americas, APAC and EMEA regions for the fourth consecutive year.
Additional information about our fiscal year 2025 performance is set forth in our Annual Report on Form 10-K, which was filed with the SEC on January 28, 2026.
We publish an annual Sustainability Report that is available on our website, which outlines our long-term ESG goals, how these commitments align with the Sustainable Development Goals established by the United Nations, and updates stakeholders on our progress toward these goals.

Annual Meeting Agenda
Proposal 1:	Proposal 2:	Proposal 3:	Proposal 4:
Election of Directors (see page 23)	Ratification of Appointment of Ernst & Young LLP	Advisory Vote on Executive Compensation	2020 Plan Amendment
✓

The following table provides summary information about our nine director nominees, seven of whom currently serve on our Board of Directors. Concentrix is committed to diversity and inclusion across our organization and believes this starts with our highly skilled and diverse Board. Our Board of Directors recommends that you vote FOR each of the director nominees.

2026 Proxy Statement 3

Name and Principal Occupation	Age	Director Since	Independent	Current Committees
Chris Caldwell President and CEO, Concentrix Corporation	53	2020	No	Executive
Chih-Kai Cheng Co-founder, General Partner, and Venture Partner, Acorn Pacific Ventures	70	Nominee	Yes	None
LaVerne H. Council Chief Executive Officer, Emerald One, LLC	64	2020	Yes	Audit, Compensation
Jennifer Deason Former Chief Executive Officer, Home Partners of America	50	2020	Yes	Audit, Nominating and Governance
Kathryn Hayley Chief Executive Officer, Rosewood Advisory Services, LLC	67	2020	Yes	Compensation (Chair), Executive, Nominating and Governance
Kathryn Marinello Former Chief Executive Officer, PODS	69	2020	Yes	Executive (Chair)
Bilge Ogut Executive, Groupe Bruxelles Lambert SA	54	Nominee	No	None
Dennis Polk Hyve Solutions Executive, TD SYNNEX Corporation	59	2020	Yes	None
Ann Vezina Chair of the Board, TD SYNNEX Corporation	62	2020	Yes	Compensation, Executive, Nominating and Governance (Chair)

2026 Proxy Statement 4

Building the Right Board for Concentrix
We have a highly effective and engaged Board and believe that a diversity of thought, experiences, and perspectives meaningfully contribute to the ability of boards to serve as effective, engaged stewards of stockholders’ interests. We believe that the composition of our director nominees fosters a wide range of perspectives and will contribute to an effective decision-making process.

Independence	Tenure

78% independent (director nominees)	3.9 years average tenure (director nominees)

Age	Board Composition

60.9 years average age (director nominees)	78% gender and/or racial/ethnic diversity (director nominees)

Proposal 1:	Proposal 2:	Proposal 3:	Proposal 4:
Election of Directors	Ratification of Appointment of Ernst & Young LLP (see page 28)	Advisory Vote on Executive Compensation	2020 Plan Amendment
✓

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since fiscal year 2025. Our Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026.

2026 Proxy Statement 5

Proposal 1:	Proposal 2:	Proposal 3:	Proposal 4:
Election of Directors	Ratification of Appointment of Ernst & Young LLP	Advisory Vote on Executive Compensation (see page 29)	2020 Plan Amendment
✓

Consistent with SEC regulations, we are holding a non-binding advisory vote on executive compensation, commonly known as “say-on-pay,” to provide our stockholders with an opportunity to express their views on our named executive officers’ compensation.
Our executive compensation program is designed to support our culture, to attract, retain, and motivate executives who can contribute to our future success as a global organization, and to reinforce the achievement of strategic financial metrics aligned with long-term sustainable profitability and growth. The program emphasizes pay-for-performance, with a significant portion of executive compensation at risk and subject to the achievement of performance metrics that are aligned to our strategy and long-term stockholder value. This includes our performance-based equity incentive program under which at least 50% of our executive officers’ long-term compensation is comprised of performance-based restricted stock units. See “Compensation Discussion and Analysis” in this Proxy Statement for a discussion of our executive compensation program and the compensation earned by our executive officers in fiscal year 2025.
Our executive compensation program and compensation philosophy is also supported by policies and practices that reflect our commitment to do right by and for people, including the following:

What We Do		What We Do Not Do
☑	Balance cash and equity compensation with a strong emphasis on pay-for-performance and at-risk compensation	☒	No guaranteed minimum payouts or uncapped incentive award opportunities

☑	Enhance retention and alignment with long-term stockholder value through multi-year performance periods and vesting cycles	☒	No excessive perquisites or personal benefits for executive officers

☑	Provide incentive award opportunities based on metrics that promote long-term stockholder value	☒	No easily achievable target performance goals

☑	Require executive officers and directors to own and retain shares of Common Stock that have significant value to strengthen alignment with stockholder interests	☒	No hedging transactions, short sales, or other derivative transactions in our Common Stock by our directors, officers and game-changers

☑	Assess the competitiveness of our executive compensation program by comparison to a group of peer companies	☒	No single-trigger change of control benefits or special retirement plans for executive officers

☑	Maintain a robust clawback policy that provides for the recoupment of incentive compensation in compliance with applicable law	☒	No tax gross-up payments for executive officers for a change of control

2026 Proxy Statement 6

Our Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Proposal 1:	Proposal 2:	Proposal 3:	Proposal 4:
Election of Directors	Ratification of Appointment of Ernst & Young LLP	Advisory Vote on Executive Compensation	2020 Plan Amendment (see page 30)
✓

We are asking stockholders to approve an amendment to the Concentrix Corporation 2020 Stock Incentive Plan, as amended (the “2020 Plan”), to increase the number of shares available for issuance thereunder (the “2020 Plan Amendment”).
Our Board of Directors recommends that you vote FOR the approval of the 2020 Plan Amendment.

2026 Proxy Statement 7

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE CONCENTRIX CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 25, 2026:
This Proxy Statement is being furnished to you in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be used at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. As permitted by SEC rules, we are furnishing our proxy materials, which include our 2025 Annual Report to Stockholders and this Proxy Statement, to stockholders by providing access to the proxy materials on the Internet at www.proxyvote.com. We are mailing stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy materials and how to vote by proxy online. Stockholders can request a printed copy of the proxy materials by following the instructions in the Notice.
ABOUT THE ANNUAL MEETING
Who May Attend and Vote at the Annual Meeting
You may vote at the Annual Meeting if you were a holder of shares of Concentrix Corporation common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on January 27, 2026 (the “record date”). As of the record date, 61,366,968 shares of Common Stock were outstanding. Excluding 79,561 shares of restricted Common Stock that were issued in connection with the Webhelp combination for which holders have waived their right to vote on any matter submitted to the holders of Common Stock, 61,287,407 shares of Common Stock are eligible to vote at the Annual Meeting. Each such share of Common Stock is entitled to one vote on each matter presented for action at the Annual Meeting.
How to Attend the Annual Meeting
Our Annual Meeting will again be held in a virtual format to provide a safe and convenient experience for our stockholders. The Annual Meeting will be conducted via live webcast at 9:00 a.m. Eastern Daylight Time on Wednesday, March 25, 2026. Stockholders who held shares of Common Stock as of the record date for the Annual Meeting can participate in the virtual Annual Meeting and ask questions about matters that are relevant to the items of business on the agenda.
To attend, participate in, vote, and ask pertinent questions during the virtual Annual Meeting, stockholders who held shares of Common Stock as of the close of business on the record date should visit www.virtualshareholdermeeting.com/CNXC2026 and enter the unique 16-digit control number that was included on the notice of internet availability, proxy card, or the instructions that accompanied your proxy materials. You are welcome to log in as early as 15 minutes before the start time of the Annual Meeting on March 25, 2026.
The virtual meeting platform is supported across internet browsers and devices (e.g., desktops, laptops, tablets, and cell phones). If you plan to attend the live webcast, we recommend a strong WiFi or internet connection for the best viewing experience. We encourage you to access the virtual meeting platform before the meeting begins to confirm your log-in credentials, familiarize yourself with the platform, and ensure that your streaming audio is working correctly. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page. Technical support will be available starting at 8:45 a.m. EDT on March 25, 2026.
How to Vote at the Annual Meeting
The Board is asking for your proxy in advance of the Annual Meeting. Giving your proxy means that you authorize the individuals designated as proxies to vote your shares of Common Stock at the Annual Meeting in the manner you direct. You may give your proxy or otherwise vote your shares of Common Stock in one of several ways, depending on how you hold your shares.

2026 Proxy Statement 8

Stockholders of Record. If your shares of Common Stock are registered directly in your name with the Company’s transfer agent on the record date, you are considered the “stockholder of record” of those shares and you may:

(
Vote your shares of Common Stock by proxy by calling (800) 690-6903, 24 hours a day, seven days a week until 11:59 p.m. Eastern Daylight Time on March 24, 2026. Please have your proxy card on hand when you call. The telephone voting system has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR
8
Vote your shares of Common Stock by proxy by visiting the website www.proxyvote.com, 24 hours a day, seven days a week until 11:59 p.m. Eastern Daylight Time on March 24, 2026. Please have your proxy card on hand when you access the website. The website has easy-to-follow instructions and provides confirmation that the system has properly recorded your vote.

OR
+
If you have requested or received paper copies of our proxy materials by mail, vote your shares of Common Stock by proxy by signing, dating, and returning the proxy card prior to the Annual Meeting in the postage-paid envelope provided. If you vote by telephone or over the Internet, you do not need to return your proxy card by mail.

OR
I	Vote your shares of Common Stock by attending the Annual Meeting virtually and submitting your vote through the virtual meeting platform at www.virtualshareholdermeeting.com/CNXC2026.
For information about shares of Common Stock registered in your name, call Computershare toll free at (877) 373-6374 or access your account via the Internet at www.computershare.com/investor.
Beneficial Owners. If you hold your shares of Common Stock in a brokerage account or through a bank or other nominee, your broker, bank, or other nominee is considered the “stockholder of record” and you are considered the “beneficial owner” of the shares. In this case, your broker, bank, or other nominee is responsible for providing you with instructions on how to vote. If you are a beneficial owner and want to vote your shares of Common Stock at the virtual Annual Meeting, you will need the unique 16-digit control number that appears on the instructions that accompanied the notice of internet availability or the proxy materials that you received.
A broker non-vote occurs when (i) the bank, broker, trust, or other nominee has discretionary voting power on routine proposals to be considered at a meeting of stockholders but does not have discretionary voting power on other proposals to be considered at such meeting because they are non-routine and (ii) the bank, broker, trust, or other nominee has not received voting instructions from the beneficial owner on a non-routine proposal. A bank, broker, trust, or other nominee may exercise discretion in voting on routine matters but may not exercise discretion, and therefore cannot vote, on non-routine matters if voting instructions are not provided by the beneficial owner on such non-routine matters.
If you do not instruct your broker, bank, or other nominee on how to vote your shares of Common Stock, it will have discretionary authority to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026 (Proposal 2). However, each of the remaining proposals (the election of directors (Proposal 1), the advisory vote to approve our executive compensation (Proposal 3), and the 2020 Plan Amendment (Proposal 4) to be considered at this Annual Meeting are considered non-routine matters. Therefore, if you are a beneficial owner and you do not instruct your bank, broker, trust, or other nominee on how to vote your shares of Common Stock with respect to Proposal 1, Proposal 3, or Proposal 4, your bank, broker, trust, or other nominee will not be permitted to vote your shares on such proposal, resulting in a broker non-vote.

2026 Proxy Statement 9

Voting by Proxy. Your vote by proxy covers all shares of Common Stock registered in your name. If you vote your shares of Common Stock by proxy (whether on the Internet, by toll-free telephone call, or by returning a proxy card by mail) and you do not direct specific voting instructions, the shares represented will be voted consistent with the Board’s recommendations:
•FOR the election of all nine director nominees named in this Proxy Statement;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2026;
•FOR the approval, on an advisory basis, of the compensation of our named executive officers;
•FOR the approval of the 2020 Plan Amendment; and
•In the discretion of the proxy holders on any other matters properly brought before the meeting.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by proxy on the Internet, by toll-free telephone call or, if you have requested a paper copy of our proxy materials, by signing, dating, and returning the proxy card.

401(k) Plan Shares. If you own shares of Common Stock in the Concentrix Corporation Retirement and Savings Plan (the “401(k) Plan”), your proxy card also covers those shares. The trustee of the 401(k) Plan will vote your 401(k) Plan shares as directed by you. If you do not provide voting instructions, the trustee of the 401(k) Plan will vote your 401(k) Plan shares in proportion to the voting instructions it has received. To vote your 401(k) Plan shares, you may use one of the methods described above under “Stockholders of Record,” but your vote must be received by 11:59 p.m. Eastern Daylight Time on March 20, 2026.
How to Change or Revoke Your Vote
Attending the virtual Annual Meeting does not automatically revoke or cancel your prior vote by proxy. If you are a stockholder of record, you may change or revoke your vote by proxy if you:
•deliver a written notice of revocation to our Corporate Secretary prior to votes being cast at the Annual Meeting;
•execute and return a later-dated proxy prior to votes being cast at the Annual Meeting;
•cast a new vote by proxy on the Internet or by toll-free telephone call before 11:59 p.m. Eastern Daylight Time, on March 24, 2026; or
•attend the virtual Annual Meeting and submit a new vote through the virtual meeting platform.
If you are a beneficial owner, follow the instructions provided by your broker, bank, or other nominee to revoke your vote by proxy, if applicable.
Quorum
We will have a quorum to conduct business at the Annual Meeting if holders of a majority of the outstanding shares of Common Stock entitled to vote as of the close of business on the record date are present or represented by proxy at the meeting. In determining a quorum, shares of Common Stock held by stockholders who abstain from voting or whose shares are represented by broker non-votes on any proposal will be considered present at the Annual Meeting.

2026 Proxy Statement 10

CORPORATE GOVERNANCE
Governance Policies
Our Corporate Governance Guidelines, Code of Ethical Business Conduct, and Human Rights Policy are available on the “Governance Documents” page of the Investor Relations section of our website at www.concentrix.com, and copies of each may be obtained upon request from our Corporate Secretary. Our Corporate Governance Guidelines contain information about the structure and functioning of our Board, including with respect to Board and Committee composition, independence, membership criteria, and stock ownership guidelines.
We rely on our Code of Ethical Business Conduct to communicate the legal and ethical standards for how we conduct our business, including our adherence to applicable Nasdaq Stock Market (“Nasdaq”) listing standards and SEC regulations. All of our directors, executive officers, and employees are required to comply with the Code of Ethical Business Conduct, and we translate the Code into 33 languages to ensure our game-changers around the globe can read it in their primary languages.
Our Human Rights Policy reinforces our commitment to human rights and supplements our Code of Ethical Business Conduct by setting out key principles that we strive to adhere to in the protection of liberty, freedom, and other human rights, consistent with the Universal Declaration of Human Rights. Our Board of Directors has approved and has oversight responsibility for our Human Rights Policy.
We have a robust whistleblower program that is overseen by the Audit Committee. Stockholders, game-changers, clients, and other interested parties can anonymously submit complaints, including violations of the Code of Ethical Business Conduct, online or through a written communication sent to the Chair of the Audit Committee. Information regarding the reports received through our whistleblower program are reviewed quarterly with the Audit Committee.
We intend to disclose any waivers from, or amendments to, our Code of Ethical Business Conduct that apply to our Chief Executive Officer, Chief Financial Officer, and persons performing similar functions that are required to be disclosed by Item 5.05 of Form 8-K by timely posting disclosure of such events on our website at www.concentrix.com. The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
We have an insider trading policy governing the purchase, sale, and other dispositions of our securities that applies to all of our personnel, including directors, officers, game-changers, and other covered persons. We also follow such procedures, as applicable, for the repurchase of our securities. We believe that our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and listing standards applicable to us. A copy of our insider trading policy, the Concentrix Corporation Securities Trading Policy, is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended November 30, 2025.
Stockholder Engagement

Making the greatest impact means that we must listen to, learn from, and collaborate with many different stakeholders, and we have implemented an active and regular engagement program as a part of our strong corporate governance practices. We value the input of our stockholders, and any significant feedback that we receive from our stockholders is shared with our executive team and our Board, as appropriate.
We engage in outreach efforts to receive valuable feedback that informs our decisions with respect to our strategy, corporate governance practices and policies, ESG initiatives, and our external communications. During fiscal 2025, we participated in over 250 investor engagements with more than 180 institutions, including one-on-one meetings, calls, and group meetings with 108 new or potential new

2026 Proxy Statement 11

stockholders and existing stockholders that represent more than 70% of our outstanding shares. Key topics discussed during these meetings included:
•our financial performance and capital deployment;
•technological innovation, including AI, and views on market trends;
•our evolving market position as a global scale provider of intelligent transformation solutions;
•our executive compensation practices; and
•Board composition and corporate governance.
Stockholder Proposals. The Nominating and Governance Committee and our Board reviews and carefully considers any stockholder proposals submitted for consideration at our annual meeting. The Board also evaluates the voting results from the annual meeting, including with respect to stockholder proposals.
Related Party Transactions
Our written related party transactions policy requires our Audit Committee to review any transaction, arrangement, or relationship or series thereof that will involve more than $120,000 in which the Company is a participant, and in which any related party (directors, director nominees, executive officers, holders of more than five percent of the Common Stock, and immediate family members of any of the foregoing) has a direct or indirect material interest (each a “related party transaction”). In determining whether to ratify or approve a related party transaction, the Audit Committee will consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction, the approximate dollar value of the transaction, and whether the proposed transaction includes any potential reputational risk to the Company. Executive officer and non-employee director compensation reported in this proxy statement is not considered a related party transaction.
Other than as set forth below, since the beginning of fiscal year 2025, there have been no related party transactions and, as of the date of this Proxy Statement, no related party transactions are proposed.
Investor Rights Agreement. In connection with the Webhelp combination, the Company entered into an Investor Rights Agreement (the “IRA”) with certain stockholders (the “Initial Stockholders”) of Marnix Lux SA, a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Webhelp Parent”) and the parent company of the Webhelp business. The IRA became effective on the closing of the combination in September 2023. The Initial Stockholders included certain affiliates of Groupe Bruxelles Lambert SA, a public limited liability company (société anonyme) incorporated under the laws of Belgium (“GBL”), and Olivier Duha. As of the record date, GBL and its affiliates owned approximately 14.3% of our outstanding Common Stock. The foregoing description of the IRA is a summary only and is qualified in its entirety by the full text of the IRA, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2023.
Subject to the terms and conditions of the IRA, (i) GBL has the right to nominate two directors (the “GBL Directors”) to our Board for so long as certain entities associated with GBL and Mr. Duha own at least 70% of the shares of Common Stock originally issued to them in the Webhelp combination and (ii) GBL has the right to nominate one director to the Board for so long as certain entities associated with GBL owns at least 50% of the shares of Common Stock originally issued to them in the Webhelp combination. If GBL has the right to nominate two directors, Mr. Duha has the right to be nominated as one of the two GBL Directors for so long as he owns at least 50% of the shares of Common Stock originally issued to him in the Webhelp combination.

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The initial GBL Directors were Mr. Duha, who resigned from the Board in June 2025, and Nicolas Gheysens, who will not stand for re-election following the conclusion of his term at the 2026 Annual Meeting. GBL has designated Bilge Ogut to stand for election at the 2026 Annual Meeting. See “Proposal No. 1: Election of Directors” in this Proxy Statement for more information.
Each of the Initial Stockholders agreed not to take certain actions without the Company’s prior written consent so long as they hold at least 50% of the shares originally issued to them in the Webhelp combination, including making any proposal, public statement or offer to the Board or the Company’s stockholders regarding business combinations, tender offers, restructuring, liquidation, or acquisition of Company loans, securities, or assets, among other specified actions. Neither the Company nor any material subsidiary may amend its organizational documents in a manner that disproportionately adversely affects the rights of the Initial Stockholders or that is knowingly in violation of the rights of any Initial Stockholder pursuant to the IRA so long as such Initial Stockholder holds at least 50% of the shares of Common Stock originally issued to it in the Webhelp combination.
Subject to the terms and conditions of the IRA, the Initial Stockholders agreed to certain customary lock-up provisions covering the shares of Common Stock issued to them at closing. The Initial Stockholders have certain registration rights under the IRA, which required the Company to register, within 180 days of the closing of the Webhelp combination, the resale of certain shares of Common Stock held by the Initial Stockholders. Upon demand by the Initial Stockholders, the Company will also be required to register a sale by the Initial Stockholders of such shares with a value of at least $100 million up to two times in any rolling twelve-month period. The Initial Stockholders will also have “piggy-back” registration rights to include their shares of Common Stock in certain other registration statements filed by the Company.
The Company has agreed to waive the corporate opportunity doctrine to the extent permitted under the Delaware General Corporation Law with respect to GBL and the GBL Directors.
Risk Management
The Board, directly and indirectly through its committees, has oversight responsibility for the Company’s risk assessment and risk management process, including risks related to climate, Board and senior management succession planning, artificial intelligence, and cybersecurity. The full Board is informed of each committee’s risk oversight activities through regular reports from the committee chairs. In addition, Board members generally attend committee meetings for which they are not members in a non-voting capacity to remain aware of, and provide input on, the matters addressed by those committees. Strategic, operational, financial, and competitive risks are presented and discussed at the Board’s quarterly meetings, and the Board conducts an annual review of our long-term strategic plans. The Board reviews and discusses at least annually environmental, health and safety, and social risks and matters material to the Company.
At the committee level, the Audit Committee has oversight responsibility for our risk assessment and management activities, including with respect to information technology, cybersecurity, and privacy. The Nominating and Governance Committee assists the Board in overseeing the Company’s governance risks, including Board composition and succession, and compliance with SEC and Nasdaq regulations related to corporate governance. The Compensation Committee oversees the Company’s compensation policies and practices and related human capital and compensation risks.
Compensation Risk Assessment. In consultation with the Compensation Committee and the Compensation Committee’s independent compensation consultant, members of management from the Company’s People Solutions and Legal departments annually assess whether the Company’s compensation policies and practices encourage excessive or inappropriate risk-taking by our employees, including employees other than our named executive officers. The risk assessment in fiscal year 2025 included a review of compensation policies and practices, the design of our incentive plans and policies, the risk characteristics of our business, the alignment of our compensation programs to our company

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strategy, our internal controls and related risk management programs, and the compensation programs’ risk mitigation features.
Management reported its findings to the Compensation Committee, and after review and discussion, the Compensation Committee concluded that our compensation programs do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on our business. Factors considered by the Compensation Committee as part of its review include:
•    Our compensation programs have a balance of short- and long-term incentive programs that measure performance against multiple metrics that enhance long-term stockholder value, aligning our team with our short- and long-term strategy.
•    Incentive award opportunities have appropriate thresholds and caps, are plotted along a continuum, and are not highly leveraged with significant escalations in payout for incremental performance.
•    Long-term incentive awards align the interests of equity award recipients with those of stockholders.
•    Equity awards have multi-year vesting provisions, which promote long-term value creation, aid in retention, and reduce the potential for short-term risk taking.
•    Our share ownership guidelines require our executive officers and directors to own a significant amount of Common Stock so that each individual has personal wealth tied to our long-term success and is thereby aligned with stockholder interests.
•    Our compensation programs are evaluated against peer data to maintain competitiveness and market appropriateness in light of our industry, size, and performance.
•    The Compensation Committee receives input from an independent compensation consultant on executive compensation programs.
•    Our Securities Trading Policy restricts trading of Company securities by executive officers and other leaders to open trading windows following pre-clearance by our Legal Department and prohibits hedging, short sales, and other derivative transactions in the Company’s securities.
BOARD OF DIRECTORS
Leadership Structure
The Board regularly considers its leadership structure and believes that it is important to retain the flexibility to determine the appropriate leadership structure for the Company and its stockholders. Since the Company became a standalone public company in December 2020, the Board has maintained separate roles for the Chief Executive Officer (“CEO”) and Board Chair, with Ms. Marinello serving as Chair of the Board and Mr. Caldwell serving as the CEO. This separation enables the CEO to focus on the Company’s operations and day-to-day management of the Company, while the Chair focuses on leading the Board in its oversight and other responsibilities.
Director Independence
The Board annually reviews the independence of each director. Our Corporate Governance Guidelines require that a majority of the Board members qualify as independent directors under the Nasdaq listing standards. Based on the information provided by each director or director nominee and the Board’s most recent review, the Board has determined that each of Messrs. Polk and Cheng, Dr. Chou,

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and Mses. Council, Deason, Hayley, Marinello, and Vezina qualify as “independent” within the meaning of Nasdaq Rule 5605(a).
Mr. Caldwell is not considered independent due to his current employment as our President and Chief Executive Officer. Each of Mr. Gheysens and Ms. Bilge are not independent due to their respective roles as executives of GBL, which is the largest stockholder of Concentrix. GBL was the largest shareholder of Webhelp and received a significant portion of the purchase consideration as part of the Webhelp combination.
In evaluating the independence of Ms. Marinello, the Board considered the engagement of Concentrix to provide customer experience solutions for PODS for whom Ms. Marinello served as Chief Executive Officer until January 2026. In fiscal year 2025, PODS made payments to Concentrix of approximately $15.1 million in connection with these services, which represented less than 0.2% of our fiscal year 2025 revenue. In evaluating the independence of Mr. Polk, the Board considered his role as an executive officer of TD SYNNEX Corporation (“TD SYNNEX”), which was the parent company of Concentrix prior to Concentrix’ separation from TD SYNNEX (the “spin-off”) in December 2020, and TD SYNNEX’s engagement of Concentrix to provide certain customer experience solutions. In fiscal year 2025, TD SYNNEX made payments to Concentrix of approximately $55.5 million in connection with these services, which represented less than 0.6% of our fiscal year 2025 revenue. With respect to each of these independence evaluations, the Board considered and ultimately determined that the relationships were arms-length commercial relationships that do not impact the ability of the director to exercise independent judgment in carrying out his or her responsibilities as a member of the Board.
Director Qualifications and Nomination Process
The Nominating and Governance Committee is responsible for identifying, screening, and recommending persons for nomination by the Board for election as directors. In accordance with our Corporate Governance Guidelines and with oversight from the Board, the Nominating and Governance Committee regularly assesses the skills and experience of the current Board members. Areas of focus include:
•experience in relevant industries and businesses, including technology, disrupter or new economy businesses, communications and media, retail, travel and e-commerce, banking, financial services and insurance, and healthcare;
•expertise in areas relevant to the Board’s oversight responsibilities, including senior management of a large organization and experience with global business, capital management, corporate transformation, crises management and external communications, cybersecurity, finance and accounting, governance, human resources, information technology, investor relations, law, marketing and sales, mergers and acquisitions, business development and strategy, and international business;
•a multi-stakeholder viewpoint and commitment to global citizenship that recognizes the importance of environmental, social and corporate governance factors in oversight of the Company;
•personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains a reputation for integrity, trust, respect, competence and adherence to the highest ethical standards; and
•whether the individual is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.
The Nominating and Governance Committee reviews the above areas of focus in the context of the current composition of the Board, identifying areas of present need and potential gaps in the future. In

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determining whether to nominate an individual for election or an incumbent director for re-election, the Nominating and Governance Committee and the Board consider the factors described above as well as an incumbent director’s satisfactory performance and other matters they deem relevant. These factors are considered in the judgment of the Nominating and Governance Committee and the Board, and no rigid formula or weighting is applied.
The Company is committed to inclusion and belonging and believes that a diversity of thought, experiences, and perspectives contributes to a more effective decision-making process. The Nominating and Governance Committee and the Board may consider diversity of professional experiences and expertise, cultural background, race, ethnicity, gender, and age in evaluating candidates for Board membership. Based on self-identification in our annual director & officer questionnaire, two-thirds of our director nominees are women, and individuals that identify as African American or Black or Asian comprise 22% of our director nominees.
We have a highly effective and engaged Board, and we believe that it is critical that directors have sufficient capacity to effectively carry out their responsibilities to our stockholders. Accordingly, our Corporate Governance Guidelines require that each candidate for Board membership has the time necessary for preparation, participation, and attendance at all meetings, and limits the number of public company boards on which our directors may serve to four other boards of directors. Our Corporate Governance Guidelines also require our directors to advise our Nominating and Governance Committee before accepting an invitation to serve on another board, to enable our Board to determine whether the director will continue to have the time required to serve us effectively.
Our Board recognizes that no two boards of directors are identical and time commitments may vary, which is why our Corporate Governance Guidelines specifically require that the Board assesses director candidates individually, including consideration of relevant industry experience, personal qualities of leadership character and judgment, and relevant knowledge. This assessment also considers:
•outside commitments, including such director’s role(s) on other boards, including committee membership and any chair positions;
•prior attendance at Board and committee meetings; and
•participation and level of engagement during these meetings.
In nominating directors for election or re-election, as applicable, our Nominating and Governance Committee and the full Board carefully considered each director’s outside commitments and determined that they continue to demonstrate the capacity to effectively serve on our Board. See “—Meetings” for information on the directors’ attendance at Board and committee meetings in fiscal year 2025.
Suggestions for director nominees can be brought to the Board’s attention by the Nominating and Governance Committee, by individual members of the Board, or by stockholders. The Nominating and Governance Committee also has the authority to engage third-parties to assist in identifying candidates. Candidates recommended by stockholders are evaluated in the same manner as candidates recommended by members of the Board or external advisors.
Pursuant to the terms and conditions of the Investor Rights Agreement, GBL has designated Bilge Ogut to stand for election at the 2026 Annual Meeting. See “Related Party Transactions - Investor Rights Agreement” in this Proxy Statement for more information on the Investor Rights Agreement and “Proposal No. 1: Election of Directors” for discussion of the Company’s nominees.
As a part of the Company’s continued process of Board renewal and succession planning, and in connection with Dr. Chou’s retirement at the conclusion of his term at the 2026 Annual Meeting, the Nominating and Corporate Governance Committee sought to add an additional director to the Board. Mr. Cheng was recommended to the Board as a potential board candidate by MiTAC Holdings Corporation.

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Following an evaluation of Mr. Cheng’s qualifications and a recommendation by the Nominating and Corporate Governance Committee, the Board determined to nominate Mr. Cheng for appointment to the Board at the 2026 Annual Meeting.
Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at an Annual Meeting. In order to nominate a candidate for Board membership, a stockholder must give timely notice in writing to our Corporate Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days in advance of the anniversary of the date of our proxy statement for the prior year’s Annual Meeting. However, if no Annual Meeting was held in the prior year or the current Annual Meeting is scheduled for a date more than 30 days before or after the anniversary of the prior year’s Annual Meeting, we must receive the stockholder’s notice by the later of the 90th day prior to the current Annual Meeting and the 10th day following public disclosure of the date of the current Annual Meeting. Information required by our Bylaws to be in the notice includes the name, age, and business and residential addresses of the nominee and the person making the nomination, the principal occupation of the nominee, the number of shares of Common Stock owned by the nominee, the nominee’s written consent to serve, if elected, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than 60 days prior to the anniversary of the prior year’s Annual Meeting.
Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be sent by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, to Concentrix Corporation, Attention: Corporate Secretary, 39899 Balentine Drive, Suite 235, Newark, California 94560.
Board Self-Evaluation
Our Board is committed to continuous improvement and conducts a robust annual self-evaluation to determine whether it and its committees are functioning effectively. The Board, based on recommendations of the Nominating and Governance Committee and comments from each Board member, conducts a self-assessment specifically reviewing areas in which the Board or management believe improvements could be made to increase the effectiveness of the Board and its committees.
As part of the self-evaluation process, each director completes written questionnaires and participates in one-on-one interviews with the Chair of the Nominating and Governance Committee or the Chair of the Board to provide feedback on the effectiveness of the Board, including the performance of the Chair of the Board and the Chairs of each of the Board’s committees. Topics covered by the Board self-evaluation questionnaires include: Board and Committee leadership; interaction with management and external advisors; oversight of risk management; meeting materials and structure; and the Board's composition, structure, and effectiveness.
During fiscal year 2025, the Board engaged an external advisor to facilitate the Board’s annual self-evaluation by conducting a comprehensive, independent evaluation involving written questionnaires and one-on-one interviews. All members of the Board participated in the evaluation, providing anonymous and candid feedback.
Meetings
The Board held six meetings in fiscal year 2025. All of the quarterly meetings included executive sessions of the non-employee directors without management present. Each of the Board’s Committees also regularly met in executive sessions, generally at the Committee’s quarterly meetings. In the aggregate, the directors attended 98% of the total number of meetings of the Board and the committees

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on which they served, and each director attended more than 90% of the meetings of the Board and the committees on which they served. Directors are expected to attend the Annual Meeting, and all of our directors attended the 2025 Annual Meeting of Stockholders.
Contacting the Board
The Board has established a process for stockholders and other interested persons to send communications to directors. Stockholders and other interested persons who wish to communicate with the Board as a whole or to individual non-employee directors, may send communications in writing to: Kathryn Marinello, Chair, Concentrix Corporation, 39899 Balentine Drive, Suite 235, Newark, California 94560 or Allison Leopold Tilley, Pillsbury Winthrop Shaw Pittman LLP, 2400 Hanover Street, Palo Alto, California 94304. All communications must include the name and address of the sender in the written communication and indicate whether they are a stockholder of Concentrix or other interested person. Ms. Marinello and Ms. Leopold Tilley will review any communication received from a stockholder or other interested person, and all material communications from stockholders or other interested persons will be forwarded to the appropriate director or directors or Board committee based on the subject matter.
BOARD COMMITTEES
Our Board has four standing committees: Audit; Compensation; Executive; and Nominating and Governance. The Audit, Compensation, and Nominating and Governance Committees are comprised solely of directors that are independent under applicable Nasdaq rules. Each standing committee has a written charter that has been approved by the Board and can be found on the “Governance Documents” page of the Investor Relations section of our website at www.concentrix.com. Copies of the committee charters are also available in printed form to any stockholder who submits a request to our Corporate Secretary. The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC. Further information about each of the Board’s standing committees is set forth below.

AUDIT COMMITTEE
Current Members: Chou (Chair), Council, Deason; Audit Committee Financial Experts: Chou, Deason
Nine Meetings in 2025

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control, and legal compliance functions. The Audit Committee reviews our financial statements and the periodic filings we make with the SEC. The Audit Committee oversees the audit work of our independent registered public accounting firm by approving the services performed by our independent registered public accounting firm, evaluating the independence of the accounting firm, and reviewing the accounting firm’s reports regarding our accounting practices and internal controls. The Audit Committee also has oversight responsibility for our risk assessment and management activities, including with respect to information technology, cybersecurity, and privacy. Management reports to the Audit Committee on the status of the Company’s key cybersecurity controls and audits on a quarterly basis.
The Audit Committee is comprised solely of independent directors. Each of the current members of the Audit Committee is financially literate, and Dr. Chou and Ms. Deason have been determined by the Board to be audit committee financial experts. No current member of the Audit Committee serves on the Audit Committee of more than three public companies.

Audit Committee Report. As set forth in the Audit Committee charter, the Audit Committee provides oversight regarding the Company’s accounting, financial reporting, internal control, internal audit, and legal compliance practices, including the integrity of the Company’s financial statements. The Company’s management is responsible for the preparation of the Company’s financial statements, its accounting and financial reporting principles, and internal controls and procedures. The Company’s independent

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registered public accountants are responsible for auditing the Company’s financial statements. During fiscal year 2025, Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm.
The Company’s management has represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and EY. In connection with this review, the Audit Committee discussed and reviewed with EY the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301 (Communication with Audit Committees), and the Audit Committee, with and without management present, discussed and reviewed the results of EY’s examination of the Company’s financial statements, including the quality, not just the acceptability of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company’s financial statements.
The Audit Committee has also discussed with EY, with and without management present, EY’s audit of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.
In discharging its oversight responsibility related to the audit process, the Audit Committee obtained from EY written disclosures regarding auditors’ independence as required by PCAOB Ethics and Independence Rule 3526 (Communications with Audit Committees Concerning Independence). In accordance with the foregoing standard, the Audit Committee discussed with EY matters related to EY’s independence and satisfied itself as to the firm’s independence. The Audit Committee also considered the compatibility of non-audit services with the firm’s independence.
In connection with the appointment, compensation, retention, and oversight of the independent auditor, the Audit Committee annually reviews the qualifications, performance, and independence of the independent auditor, and lead engagement partner, and assures the regular rotation of the lead engagement partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; objectivity; and the likely impact of changing the independent auditor.
The Audit Committee has determined that the provision of certain non-audit services is compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm, subject to ongoing review and approval by the Audit Committee.
Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 for filing with the SEC. The Board approved this recommendation.
Audit Committee
Teh-Chien Chou, Chair
LaVerne H. Council
Jennifer Deason

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COMPENSATION COMMITTEE
Current Members: Hayley (Chair), Council, Vezina
Eight Meetings in 2025

The Compensation Committee oversees our overall compensation strategy and policies and approves the compensation provided to our executive officers, including the structure, metrics, and goals for annual and long-term incentive plans, and the compensation provided to our non-employee directors. The Compensation Committee also reviews, administers, and approves equity-based compensation for our game-changers and our non-employee directors and administers our equity incentive plan and employee stock purchase plan. The Compensation Committee has the authority to designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee, and may delegate any or all of its powers and authority to those subcommittees.
The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee is a current or former officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. No member of the Board is an executive officer of another company for which an executive officer of the Company serves as a director.
Compensation Committee Report. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Act of 1933, as amended, and, based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
Compensation Committee
Kathryn Hayley, Chair
LaVerne H. Council
Ann Vezina

NOMINATING AND GOVERNANCE COMMITTEE
Current Members: Vezina (Chair), Chou, Deason, Hayley
Five Meetings in 2025

The Nominating and Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size, director qualifications, and composition of the Board, and for overseeing our Corporate Governance Guidelines and making recommendations to the Board concerning corporate governance matters. In addition, the Nominating and Governance Committee is responsible for considering director nominations by stockholders. The Nominating and Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, the size and structure of the Board, director independence, and our corporate governance profile and ratings. The Nominating and Governance Committee also is actively engaged in overseeing risks associated with succession planning for the Board.

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EXECUTIVE COMMITTEE
Current Members: Marinello (Chair), Caldwell, Chou, Gheysens, Hayley, Vezina
No Meetings in 2025

The Executive Committee is comprised of our Board Chair, our CEO, the Chairs of the Audit, Compensation, and Nominating and Governance Committees, and such other members of the Board as are appointed by the Board. The Executive Committee is responsible for performing the functions of the Board between regularly scheduled meetings if there is a critical need for prompt action and it is not practical to arrange a meeting of the full Board. We do not expect the Executive Committee to meet or take action regularly.

DIRECTOR COMPENSATION
Our Compensation Committee is responsible for reviewing our director compensation program and recommending adjustments, as appropriate, to the full Board. As part of its review, the Compensation Committee considers the significant time commitment and expertise required to effectively serve on our Board and its committees. The Board’s goal for our director compensation program is to provide non-employee directors with a fair compensation package that reflects the services they perform for our stockholders, as well as the performance of the Company.
Our director compensation program consists of an annual retainer, a Board Chair retainer, Committee Chair and member retainers, and a long-term equity component, which is comprised of a grant of restricted stock units that vest in full on the earlier of the one-year anniversary of the date of grant and the date of our next annual meeting of stockholders in the year following the date of grant.

	Annual Member Retainer	Additional Chair Retainer
Board	$85,000	$150,000
Audit Committee	$15,000	$15,000
Compensation Committee	$12,500	$12,500
Nominating and Governance Committee	$10,000	$10,000
Executive Committee	—	—
Annual equity grant	$175,000
We provide coverage for directors under a director and officer liability insurance policy. We also reimburse directors for their reasonable out-of-pocket expenses for attending Board and Committee meetings and educational seminars and conferences in accordance with our director education program.

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2025 Director Compensation
The following table sets forth the compensation paid to, or earned by, each of our non-employee directors in fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Teh-Chien Chou	125,000	174,982	4,896	304,878
LaVerne H. Council	112,500	174,982	4,896	292,378
Jennifer Deason	110,000	174,982	4,896	289,878
Nicolas Gheysens(3)(4)	86,868	174,982	4,896	266,746
Kathryn Hayley	120,000	174,982	4,896	299,878
Kathryn Marinello	235,000	174,982	4,896	414,878
Dennis Polk	85,000	174,982	4,896	264,878
Ann Vezina	117,500	174,982	4,896	297,378
Olivier Duha(3)(5)	45,623	—	2,353	47,976
(1)Represents the aggregate fair values of stock awards granted to our non-employee directors, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), on the applicable grant date. For valuation assumptions used to calculate the fair value of our stock awards, see Note 3 “Share-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
As of November 30, 2025, each non-employee director other than Mr. Duha held 3,873 shares of unvested restricted stock units. As of November 30, 2025, Mr. Polk held stock options to purchase 18,129 shares of Common Stock, all which were vested and exercisable, that were issued in connection with the conversion of TD SYNNEX equity awards upon our spin-off in December 2020.
(2)Represents dividend equivalents paid on unvested restricted stock units received as a non-employee director of Concentrix.
(3)The quarterly cash retainers for Messrs. Duha and Gheysens and the dividend equivalents to Mr. Duha were paid in euros. The amounts shown in the table were converted from euros by using the fiscal year-end exchange rate of 1 EUR to $1.1597.
(4)At the request of Mr. Gheysens and to comply with the internal policies of GBL, Mr. Gheysens’ cash retainer was paid directly to GBL.
(5)On June 3, 2025, Mr. Duha resigned from the Board.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines that require each non-employee director to beneficially own shares of Common Stock, whether vested or unvested, that have a value equal to five times the annual Board retainer, which is currently $85,000. The stock ownership guidelines promote and increase the ownership of Common Stock by our Board and further align the Board’s interests with those of our stockholders. Each non-employee director has five years from their initial election or appointment to the Board to satisfy the ownership guidelines and, based on this transition period, each of our non-employee directors is in compliance with the guidelines. Unexercised stock options (whether vested or unvested) and unearned performance awards are not counted toward compliance with the stock ownership guidelines.

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PROPOSALS REQUIRING YOUR VOTE
Proposal No. 1: Election of Directors
Our Board currently has nine directors. Each director is elected for a one-year term until the next Annual Meeting of Stockholders and until a successor is elected, or until the director’s earlier resignation, removal from office, or death. Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election as directors at the Annual Meeting the nine individuals named below, seven of whom are currently serving on the Board. Dr. Chou has advised the Nominating and Governance Committee and the Board that he will retire from the Board effective at the Annual Meeting, and GBL has designed Ms.Ogut to stand for election at the 2026 Annual Meeting in place of Mr. Gheysens.
You may vote or withhold authority to vote for each of the director nominees. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares they own for a single director candidate. Shares of Common Stock as to which the authority to vote is withheld are not counted toward the election of the director nominees specified on the proxy. Broker non-votes will have no effect. Directors will be elected by a plurality of the votes cast, meaning that the director nominees who receive the greatest number of shares voted “for” their election are elected. However, under the Company’s Bylaws, if any director receives a greater number of “withhold” votes than votes “for” in an uncontested election, the director must promptly tender their resignation to the Board. The Board will consider the resignation and determine whether to accept or reject the resignation.
We expect that each of the nine nominees listed below will stand for election at the Annual Meeting. However, if any nominee is not a candidate at that time for any reason, proxies (excluding broker non-votes) will be voted for a substitute nominee designated by the Board. Proxies submitted without direction will be voted for each director nominee named below.
OUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES SET FORTH BELOW.

Chris Caldwell	Director since December 2020

Chris Caldwell has served as President and Chief Executive Officer of Concentrix since December 2020 after serving as Executive Vice President of TD SYNNEX (NYSE: SNX) and President of Concentrix from February 2014 to December 2020. He previously served as President of Concentrix from June 2012 to February 2014, Senior Vice President and General Manager of Concentrix from March 2007 to June 2012, and Senior Vice President, Global Business Development of TD SYNNEX from March 2007 to June 2012. Mr. Caldwell joined TD SYNNEX in 2004 as Vice President, Emerging Business through the acquisition of EMJ Data Systems Ltd.
As our President and Chief Executive Officer and the leader of the business for more than 18 years, Mr. Caldwell has extensive knowledge of our industry and is uniquely qualified to understand the opportunities and challenges facing Concentrix.

President and CEO, Concentrix Corporation Age: 53 Committees: Executive

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LaVerne H. Council	Director since December 2020

LaVerne H. Council has been the Chief Executive Officer of Emerald One, LLC, a consulting company focused on helping business and technology organizations transform through digital change, since November 2019. Prior to that, she was Managing Principal for Grant Thornton LLP from December 2017 to October 2019. She served as a Senior Vice President for the MITRE Corporation from April 2017 to December 2017 and as the Assistant Secretary for Information & Technology and Chief Information Officer for the U.S. Department of Veteran Affairs from July 2015 to January 2017. Ms. Council has also served as the Corporate Vice President and Global Chief Information Officer for Johnson & Johnson (NYSE: JNJ) from 2006 to 2011 and in several roles of increasing responsibility at DELL, Inc. (NYSE: DELL) from 2000 to 2006, most recently as the Global Vice President, Information Technology, Global Business Solutions, and Development Services. Ms. Council has served on the board of directors of ConMed Corporation (NYSE: CNMD) since 2019 and as the Independent Chair since May 2025. Ms. Council has also served on the board of directors of Thomson Reuters Corporation (TSX/NYSE: TRI) since 2022. Ms. Council holds a Master of Business Administration from Illinois State University and a Bachelor of Business Administration from Western Illinois University.
Ms. Council was chosen to serve on our Board due to her strong background in information technology and expertise with leading transformational change.

Chief Executive Officer, Emerald One, LLC Age: 64 Committees: Audit; Compensation

Chih-Kai Cheng	Director Nominee

Chih-Kai Cheng has served as the co-founder, general partner, and venture partner of Acorn Pacific Ventures, an early-stage venture capital firm, since its founding in May 2015, and the co-founder and chairman of B Current Investment Impact, Taiwan’s first impact-oriented investment fund, since April 2014. Prior to that, Mr. Cheng was the co-founder and U.S. President of Harbinger Venture Capital, a venture capital firm, from 2000 until 2014. From 1993 to 2003, Mr. Cheng was a Senior Vice President of Product Marketing at TD SYNNEX, the former parent company of Concentrix, where he held various management responsibilities including product marketing, engineering, manufacturing operations, business development, and corporate investment. Prior to that, Mr. Cheng served as the head of U.S. operations at MiTAC Holdings Corporation, a Taiwanese electronics company. Mr. Cheng has previously served on the boards of several public companies, including Primax Electronics Ltd. from 2015 until 2024 and Crownbio from 2008 until 2018, both listed on the Taiwan Stock Exchange, and Applied Optoelectronics (prior to its initial public offering) from 2004 until 2012. Mr. Cheng holds a M.S. in Management Science from National Chiao-Tung University and a B.S. in Physics from National Tsing-Hua University.
Mr. Cheng was chosen to serve on our Board due to his strong background in technology investment, and business leadership and his substantial experience with public company boards of directors, including several technology-focused companies.

Co-founder, General Partner, and Venture Partner, Acorn Pacific Ventures Age: 70

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Jennifer Deason	Director since December 2020

Jennifer Deason served as the Chief Executive Officer of Home Partners of America, a Blackstone portfolio company that provides access to single-family housing in the U.S., from February 2023 to June 2025, as the Chief Executive Officer of Belong Acquisition Corp. (formerly NASDAQ: BLNG), a special purpose acquisition company, from July 2021 to May 2022, and as Chairwoman of Belong Acquisition Corp. from July 2021 to July 2023. Ms. Deason was the Co-Founder, Chief Financial Officer and Chief Business Officer for the dtx company, a direct-to-consumer incubator and investment firm from May 2019 to July 2021 and from 2016 to 2018, served as Executive Vice President, Head of Strategy and Business Development for Sotheby’s. She served as Chief Financial Officer of The Weather Channel from 2014 to 2016 and was an Executive Vice President with Bain Capital, LP from 2008 to 2016. While at Bain Capital, Ms. Deason served in several interim operating roles such as President, Chief Marketing Officer and Chief Financial Officer and was a board member of several portfolio companies. Ms. Deason has served on the board of directors of MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) since July 2021. She was a member of the board of directors of DHI Group (NYSE: DHX) from July 2016 to April 2023. She holds a Master of Business Administration from Stanford University and a Bachelor of Arts from Yale University.
Ms. Deason was chosen to serve on our Board due to her experience with consumer-focused, technology-enabled businesses and her strong background in financial and operating roles, including her substantial leadership experience serving as a Chief Executive Officer and Chief Financial Officer.

Former Chief Executive Officer, Home Partners of America Age: 50 Committees: Audit; Nominating and Governance

Kathryn Hayley	Director since December 2020

Kathryn Hayley has been the Chief Executive Officer of Rosewood Advisory Services, LLC, a business advisory services firm, since 2015. Previously, Ms. Hayley served as an Executive Vice President of UnitedHealthcare (a subsidiary of UnitedHealth Group, Inc.) from 2012 to 2015. From 2006 to 2012, she served as an executive of Aon plc (NYSE: AON), including as Chief Executive Officer of Aon Consulting Worldwide and Aon Hewitt Consulting Americas. Prior to her service at Aon plc, Ms. Hayley was an information technology partner at Deloitte Consulting LLP, led the U.S. financial services practice, and served on the board of directors of Deloitte & Touche U.S. Ms. Hayley has served on the boards of directors of Old National Bancorp (Nasdaq: ONB) since February 2022, following its merger with First Midwest Bancorp Inc. (formerly Nasdaq: FMBI). Prior to the merger, Ms. Hayley served on the board of directors of First Midwest Bancorp since 2016. Ms. Hayley also served on the board of directors of Alight Solutions, LLC from 2018 through 2021, and Interior Logic Group from 2021 through 2022. Ms. Hayley holds a Bachelor of Science from Illinois State University and a Master of Business Administration from the Kellogg School of Management at Northwestern University.
Ms. Hayley was chosen to serve on our Board due to her strong background in information technology, financial services and talent management and her extensive experience as a public company leader.

Chief Executive Officer, Rosewood Advisory Services, LLC Age: 67 Committees: Compensation (Chair); Nominating and Governance; Executive

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Kathryn Marinello	Director since December 2020

Kathryn Marinello served as Chief Executive Officer of PODS Enterprises, LLC from January 2021 until January 2026. Previously, she served as the President and Chief Executive Officer and a director of Hertz Global Holdings (NYSE: HTZ) (“Hertz”) from January 2017 through May 2020. Prior to that, Ms. Marinello served as a Senior Advisor of Ares Management LLC, a global alternative asset manager, from March 2014 to December 2016, and as Chair, President and Chief Executive Officer of Stream Global Services, Inc., a business process outsourcing service provider, from 2010 to March 2014. Ms. Marinello served as Chair, Chief Executive Officer and President of Ceridian Corporation, a provider of human resources software and services, from 2006 to 2010, and in several senior roles at General Electric Co. (NYSE: GE) from 1997 to 2006. Ms. Marinello has served as a director of Volvo Group since 2014. She previously served as a member of the boards of directors of Ares Acquisition Corporation (NYSE: AAC) (2021-2023), The Nielsen Company B.V. (2014-2017), General Motors Company (NYSE: GM) (2007-2016), and RealPage, Inc. (Nasdaq: RP) (2015-2017). In May 2020, Hertz filed voluntary petitions for relief under chapter 11 of title 11 of the U.S. Bankruptcy Code following the impact of the COVID-19 pandemic on travel demand. Ms. Marinello holds a Doctorate of Humane Letters and a Master of Business Administration from Hofstra University and a Bachelor of Arts from State University of New York at Albany.
Ms. Marinello was chosen to serve on our Board due to her extensive leadership experience, including on several public company boards of directors, and her strong background with the consumer services, technology and BPO industries.

Former Chief Executive Officer, PODS Age: 69 Chair of the Board Committees: Executive

Bilge Ogut	Director Nominee

Bilge Ogut has served as an executive of GBL, an investment group based in Brussels, since January 2026. Prior to that, Ms. Ogut was Advisory Partner to Partners Group, a global private equity firm, from 2024 to 2026. From 2013 until 2024, Ms. Ogut served in several senior leadership roles at Partners Group, including Head of Technology Investing and Head of Private Equity Europe, as well as serving on the firm’s Private Equity Investment and Global Investment Committees and as Chair of the Technology Specialist Investment Committee. Ms. Ogut has also held positions at Warburg Pincus, a private equity firm, Standard Bank International, and Goldman Sachs. Ms. Ogut currently serves on the board of Pershing Square Holdings Ltd. and previously served on the boards of several other private companies, including Civica, CPA Global, Forterro, PartnerRe Ltd., Unit4, and Vermaat. Ms. Ogut holds an MBA from Harvard Business School and a bachelor’s degree from the University of Pennsylvania’s Wharton School and College of Arts and Sciences.
Ms. Ogut’s more than 25 years of investment experience, including her background investing in and supporting technology companies and significant board service, make her a complementary addition to our Board of Directors.
Ms. Ogut was nominated for election to the Board pursuant to the Investor Rights Agreement that we entered into in connection with the Webhelp combination. See “Corporate Governance—Related Party Transactions.”

Executive, Group Bruxelles Lambert SA Age: 54

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Dennis Polk	Director since December 2020

Dennis Polk has served as a member of the TD SYNNEX (NYSE: SNX) board of directors since February 2012 and is the TD SYNNEX Hyve Solutions Executive. Mr. Polk served as Executive Chair of the TD SYNNEX Board of Directors from September 2021 through August 2023 and as the TD SYNNEX President and Chief Executive Officer from March 2018 until September 2021. Mr. Polk joined TD SYNNEX in 2002 as Senior Vice President of Corporate Finance and in the same year became Chief Financial Officer. In 2006, he was promoted to Chief Operating Officer and served in that capacity until he became President and Chief Executive Officer. Mr. Polk previously served on the board of directors of Terreno Realty Corporation (NYSE: TRNO), a real estate company, from 2010 until 2025.
From his history of leadership roles at TD SYNNEX, the former parent company of Concentrix, Mr. Polk has deep knowledge of the Concentrix business and its industry. He also brings to our Board his leadership skills and a strong background in finance, operations, and distribution.

Hyve Solutions Executive, TD SYNNEX Corporation Age: 59 Committees: None

Ann Vezina	Director since December 2020

Ann Vezina has served as a member of the board of directors of TD SYNNEX (NYSE: SNX) since February 2017, the Lead Independent Director since September 2021 and the Chair of the Board since September 2023. From July 2013 to August 2015, Ms. Vezina served as Corporate Vice President, Human Resources for Xerox Business Services, LLC (“Xerox”). From February 2010 to July 2013, she was Corporate Vice President and Chief Operations Officer for Xerox. Previously, she served as Executive Vice President and Group President, Commercial Solutions for Affiliated Computer Services, Inc. (“ACS”) before the acquisition of ACS by Xerox Corporation in 2010. Ms. Vezina began her career with Electronic Data Systems. Ms. Vezina holds a Bachelor of Science in business administration from Central Michigan University.
As a director of TD SYNNEX, the former parent company of Concentrix, since 2017, Ms. Vezina has a strong background with the Concentrix business. From her senior executive roles with Fortune 500 companies, she also has extensive experience in the technology and services industries and with personnel management for global businesses.

Chair, TD SYNNEX Corporation Age: 62 Committees: Nominating and Governance (Chair); Compensation; Executive

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Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending November 30, 2026. EY has served as our independent registered accounting firm since 2025, when it was selected by the Audit Committee following a competitive process in which several firms were invited to participate, including KPMG LLP (“KPMG”). KPMG served as our independent registered public accounting firm from 2019 through the completion of the audit of the Company’s financial statements for the fiscal year ended November 30, 2024. On October 28, 2024, the Company notified KPMG that the Company would dismiss KPMG as its independent registered public accounting firm upon completion of the audit of the Company’s consolidated financial statements as of and for the fiscal year ending November 30, 2024 and the effectiveness of internal control over financial reporting as of November 30, 2024 and the issuance of KPMG’s reports thereon.
The audit reports of KPMG on the Company’s consolidated financial statements as of and for the fiscal years ended November 30, 2023 and 2024 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended November 30, 2023 and 2024 there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K. Consistent with SEC rules regarding auditor independence, the lead KPMG partner on the Concentrix account did not serve in that role for more than five consecutive years.
During the fiscal years ended November 30, 2023 and 2024, neither the Company nor anyone on its behalf consulted with EY regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.
Although ratification by our stockholders is not required by law or our Bylaws, we are submitting the appointment for ratification at the Annual Meeting because the Board values the opinion of our stockholders. You may vote for, against, or abstain from voting on this proposal. The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal, which means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal for the proposal to pass. Abstentions represent a share entitled to vote and will have the same effect as a vote against the proposal. Proxies submitted without direction will be voted for the ratification of the appointment of EY as our independent registered public accounting firm for fiscal year 2026.
If our stockholders do not ratify the selection of EY, the Audit Committee will reconsider the appointment of EY but will be under no obligation to select a new accounting firm. Even if the selection is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if the Audit Committee determines that a change would be in the best interests of the Company and our stockholders.
Representatives of EY are expected to attend the Annual Meeting to respond to appropriate questions and have an opportunity to make a statement if they desire to do so.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

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Audit Fees
Fees billed for professional services rendered by EY for the fiscal year ended November 30, 2025 and KPMG for the fiscal year ended November 30, 2024 were as set forth in the table below.

	2025	2024
Audit Fees(1)	$3,797,370	$6,036,482
Audit-Related Fees(2)	48,586	33,121
Tax Fees(3)	2,278,992	33,000
All Other Fees	—	—
Total	$6,124,948	$6,102,603
(1)    Audit Fees were for professional services rendered for the audits of our financial statements and internal control over financial reporting, reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits of our subsidiaries, and services provided in connection with statutory and regulatory filings.
(2)    Audit-Related Fees were for professional services rendered relating to compilation services for our subsidiaries in connection with statutory and regulatory filings.
(3)    Tax Fees were primarily for professional services rendered relating to tax compliance services, transfer pricing advisory services, and tax restructuring advisory services.

The Audit Committee has adopted policies and procedures related to the pre-approval of all audit, audit-related, tax, and other permissible services that will be provided by our independent registered public accounting firm. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the accountants’ independence, including compliance with SEC rules and regulations. Throughout the year, the Audit Committee reviews and approves updates to the estimates of audit and non-audit fees initially approved.
All of the services presented in the table above for fiscal years 2025 and 2024 were approved by the Audit Committee in conformity with its pre-approval policies and procedures.
Proposal No. 3: Approval of the Compensation of Our Named Executive Officers
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Section 14a of the Exchange Act) requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Consistent with this requirement, we are holding a non-binding advisory vote on executive compensation, commonly known as “say-on-pay,” to provide our stockholders with an opportunity to express their views on our named executive officers’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies, and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and other compensation tables, and the related narrative disclosure.”

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You may vote for, against, or abstain from voting on this proposal. The affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal, which means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal for the proposal to pass. Abstentions represent shares entitled to vote and will have the same effect as a vote against the proposal. Broker non-votes will have no effect. Proxies submitted without direction will be voted for the approval, on an advisory basis, of our named executive officers’ compensation.
Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will consider the outcome of the vote when evaluating our compensation practices and making future decisions regarding executive compensation. Consistent with the advisory vote of our stockholders at the 2021 Annual Meeting of Stockholders on the frequency of say-on-pay votes, a non-binding advisory vote on our executive compensation will again be included in our proxy statement next year.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
Proposal No. 4: Approval of an Amendment to the Concentrix Corporation 2020 Stock Incentive Plan to Increase the Number of Shares Available for Issuance
After careful consideration, the Board recommends that the Company’s stockholders approve an amendment to the Concentrix Corporation Amended and Restated 2020 Stock Incentive Plan (the “2020 Plan”) to increase the number of shares of Concentrix common stock, par value $0.0001 per share (“Common Stock”), available for issuance under the 2020 Plan by 3,700,000 shares (the “2020 Plan Amendment”). Other than the increase in the number of shares available for issuance under the 2020 Plan that is reflected in the proposed 2020 Plan Amendment, there are no other changes proposed to the 2020 Plan.
The Board approved the 2020 Plan Amendment on February 12, 2026, subject to approval by our stockholders at the Annual Meeting. If approved by our stockholders, the 2020 Plan Amendment would become effective as of the date of such approval (the “Effective Date”).
Share Increase
In making the recommendation to increase the number of shares available for issuance under the 2020 Plan by an additional 3,700,000 shares, we considered a number of factors, including:
Equity is a Critical Component of our Compensation Strategy. The 2020 Plan has served as an essential part of our overall compensation program since it first became effective in December 2020. The 2020 Plan was designed and continues to promote our long-term success and the creation of stockholder value by (i) encouraging our employees, non-executive directors, and consultants to focus on critical long-range objectives, (ii) encouraging the attraction and retention of employees, outside directors, and consultants with exceptional qualifications, and (iii) linking our employees, non-executive directors, and consultants directly to stockholder interests through increased stock ownership.
We believe that the 2020 Plan Amendment supports our ability to remain competitive and to retain the services of our key senior executives and other technical and industry experts and personnel. We operate in a very competitive market for talent, and a key component of attracting and retaining talent is our equity-based compensation program. Providing employees with the opportunity to participate in stock ownership, and in turn, our long-term future performance, helps align the objectives of our stockholders and our employees, and is important in attracting, motivating and retaining the highly skilled talent essential to our success. The 2020 Plan authorizes the issuance of equity awards, including restricted shares, stock units, stock options, and stock appreciation rights, to support this strategy.

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We Have a History of Prudent Grant Practices and Carefully Consider Our Need for Shares. The Compensation Committee carefully administers our equity incentive programs to manage stockholder dilution, plan burn rate, and stock-based compensation expense, in the absolute and as a percentage of revenue, while maintaining our ability to attract, reward, and retain key talent in a very competitive market. In evaluating the proposed 2020 Plan Amendment, our Board of Directors considered a number of factors, including stockholder feedback, the costs of the 2020 Plan Amendment, and an analysis of certain dilution metrics.
We solicited and obtained shareholder approval of an amendment and restatement of the 2020 Plan in October 2024, which, among other changes, increased the share reserve by 3,000,000 shares. At the time of shareholder approval, we projected that the increased share reserve would be sufficient for two to three years of equity awards. Since the October 2024 amendment, we have granted two years of non-executive annual equity grants (2024 and 2025) and two years of executive annual equity grants (2025 and 2026). At January 31, 2026, there were 769,067 shares remaining available for issuance under the 2020 Plan, representing 1.26% of our outstanding Common Stock as of that date.
We believe, and the Compensation Committee reviewed projections that indicated, that the 2020 Plan Amendment will provide us with an increased share reserve that will allow us to make equity awards, including for annual equity awards to key leaders, new hire grants, any special retention needs, merger and acquisition activities, and non-employee director grants for approximately two annual equity grant cycles.
We anticipate making future requests for additional increases in the share reserve periodically (and ahead of any potential depletion of the share reserve) so that we can continue to engage with our stockholders and allow them to evaluate the 2020 Plan’s continued effectiveness. The duration of the share reserve is based on several assumptions, including that our grant practices under the 2020 Plan will be consistent with our historical practices and usage, and is dependent on a number of other factors that are difficult to predict or beyond our control, such as changes in business conditions, our stock price, and merger and acquisition activity that could alter this projection and our expectations.
We are committed to effectively managing our employee equity compensation programs in light of potential stockholder dilution. We also maintain a balanced capital return program that significantly offsets dilution from the 2020 Plan with share repurchases (approximately 7.4 million shares from September 2021 through November 2025).
For the past three fiscal years, we have granted equity awards under the 2020 Plan as summarized in the chart below.

	Fiscal Years Ended November 30,
	2023	2024	2025
(a) Equity-based awards granted under 2020 Plan(1)	1,888,157	2,824,253	2,143,055
(b) Weighted-average number common shares - basic	53,801,177	64,997,188	63,012,328
Burn rate (a/b)	3.51%	4.35%	3.40%
(c) Shares repurchased	709,438	2,200,819	3,556,738
Burn rate, net of share repurchases ((a-c)/b)	2.19%	0.96%	(2.24)%
Shares available for grant under the 2020 Plan as of November 30, 2025			1,038,946
(1) Reflects gross number of shares underlying equity-based awards granted during the applicable year. For performance-based restricted stock units, includes the target number of shares that can be awarded upon vesting.

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The 2020 Plan Promotes Good Governance Practices. The 2020 Plan continues to contain provisions, summarized below, that are designed to protect our stockholders’ interests and align with current stockholder perspectives on equity incentive plans.
•No Evergreen. The 2020 Plan has no evergreen provision and additions to the share reserve require shareholder approval.
•One-Year Minimum Vesting Requirement. Subject to limited exceptions, the 2020 Plan requires future equity awards to have minimum vesting periods of not less than one year from the date an award is granted.
•Double-Trigger Change in Control Provisions. The 2020 Plan incorporates the double-trigger change in control provisions of our equity award agreements, which provides for acceleration of equity awards if the awards are not assumed, converted, replaced, or continued by the continuing entity in the event of a change in control, or if the participant is terminated as a result of an involuntary termination within twenty-four (24) months following a change in control.
•Clawback Policy. Awards under the 2020 Plan continue to be subject to recoupment under the Concentrix Corporation Clawback Policy, which is described in further detail on page 50, as well as any other recoupment arrangements or policies in effect at the time of grant.
•No Discounted Options or Stock Appreciation Rights. The 2020 Plan continues to require that stock options and stock appreciation rights have an exercise price at or above the fair market value per share of our Common Stock on the date of grant.
•Prohibition on Repricing. Repricing of stock options and stock appreciation rights, including by substitution or replacement, continues to be prohibited absent stockholder approval.
•Director Compensation Limit. Equity awards to each non-employee director are subject to an aggregate annual limit of $400,000 per 12-month period, excluding any awards granted to outside directors in lieu of a cash retainer.
Summary of Material Terms of the 2020 Plan
The following is a summary of material terms of the 2020 Plan. All statements herein are intended only to summarize the 2020 Plan and are qualified in their entirety by reference to the 2020 Plan itself. A copy of the 2020 Plan Amendment is set forth in full in Annex A.
Administration. Administration of the 2020 Plan is carried out by the Compensation Committee of our Board of Directors. The Board of Directors may also appoint one or more separate committees of the Board, each composed of one or more directors, who may administer the 2020 Plan with respect to employees who are not considered officers or directors under Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), may grant awards under the 2020 Plan to such employees, and may determine all terms of such grants. The Board of Directors may also authorize one or more of our officers to designate employees, other than officers under Section 16, to receive awards and/or to determine the number of such awards to be received by such persons, provided that the Board of Directors will specify the total number of awards that such officers may award. As used in this summary, the term “administrator” means the Compensation Committee or its delegate.
Eligibility. Our officers and employees and those of our subsidiaries and affiliates are eligible to participate in the 2020 Plan. Our directors and other individuals who provide bona fide consulting services to us and our subsidiaries and affiliates are also eligible to participate in the 2020 Plan. The term subsidiary is used in this summary to refer to any corporation, if our company or one or more of our subsidiaries owns not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. The term affiliate is used in this summary to refer to any entity other than a subsidiary, if our company or one or more of our subsidiaries owns not less than 50% of such entity. As of

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January 27, 2026, we had approximately 450,000 employees and consultants and eight non-employee directors.
Automatic Grants to Directors. On or as soon as practicable after each annual meeting of stockholders, each non-executive director will receive a number of whole restricted shares or stock units equal to the quotient of $175,000, or such other amount as is approved, from time to time, by the Board of Directors or the Compensation Committee, divided by the fair market value of a share of our Common Stock as of the grant date.
Maximum Shares and Award Limits. Under the 2020 Plan, as of the Effective Date, the maximum number of shares of Common Stock that may be subject to awards granted under the 2020 Plan (share reserve) will not exceed (x) 4,469,067 shares (reflecting shares that remained available for grant as of January 31, 2026, plus an increase to the total number of shares that may be issued under the 2020 Plan of 3,700,000 shares), less (y) any shares that were subject to an award granted under the 2020 Plan after January 31, 2026 and prior to the Effective Date, plus (z) any shares that may subsequently become available for issuance under the 2020 Plan as described in the next paragraph, in each case subject to adjustment to prevent the dilution or enlargement of rights from stock dividends, stock splits, recapitalization or similar transactions.
These limitations, and the terms of outstanding awards, will be adjusted as appropriate in the event of a stock dividend, stock split, reclassification of stock or similar events. If restricted shares or shares issued upon the exercise of options are forfeited, then such shares will become available for awards under the 2020 Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any reason before being settled or exercised, or an award is settled in cash without the delivery of shares to the holder, then the corresponding shares will again become available for awards under the 2020 Plan. If shares are withheld to satisfy the purchase price or exercise price or tax withholding obligation pursuant to any award, then such shares will become available for awards under the 2020 Plan. If stock units are settled, then only the number of shares, if any, actually issued in settlement of such stock units (and not forfeited) will reduce the number of available shares and the balance will become available for awards under the 2020 Plan.
The Compensation Committee may make awards under the 2020 Plan by assumption, substitution, or replacement of awards granted by another entity, if such assumption, substitution, or replacement is in connection with an acquisition, merger, consolidation, or similar transaction involving the Company and such other entity. Any such substitute or assumed awards will not count against the overall share limit.
The closing price for our Common Stock on the Nasdaq Stock Market as of January 27, 2026, was $41.61 per share.
Stock Options. The 2020 Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code (“Code”) and options that are not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are our employees or are employees of our subsidiaries. The number of shares of Common Stock that may be delivered in the aggregate pursuant to the exercise of incentive stock options that are granted under the 2020 Plan will not exceed 500,000.
The administrator may select the recipients who are granted options and, consistent with the terms of the 2020 Plan, will prescribe the terms of each option, including the vesting rules for such option, subject to the limitations set forth under “Minimum Vesting” below. A stock option agreement may provide for accelerated exercisability in the event of the recipient's death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the recipient's service.
The exercise price of an incentive stock option cannot be less than 100% of the Common Stock's fair market value on the date the option is granted, and in the event a recipient is deemed to be a 10% owner

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of our Company or one of our subsidiaries, the recipient is not eligible to receive an incentive stock option unless such grant satisfies Section 422 of the Code. The exercise price of a nonqualified stock option cannot be less than 100% of the Common Stock's fair market value on the date the option is granted.
Within the limitations of the 2020 Plan (including the repricing prohibitions), the administrator may modify or extend outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares. No modification of an option will, without the consent of the recipient, materially impair such recipient’s rights or obligations under such option.
The option price may be paid in cash or, to the extent that the stock option agreement so provides, by surrendering shares of Common Stock, in consideration of services rendered to the Company, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender to pledge shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate exercise price, by "net exercise" arrangement, by delivering a full-recourse promissory note, or in any other form that is consistent with applicable laws, regulations, and rules. Options may be exercised in accordance with requirements set by the administrator. The maximum period in which an option may be exercised will be fixed by the administrator but cannot exceed ten years, and in the event a recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the maximum period for an incentive stock option granted to such recipient cannot exceed five years.
Awards generally will be nontransferable except in the event of the recipient's death but the administrator may allow the transfer of incentive stock options consistent with Section 422 of the Code.
Each stock option agreement will set forth the extent to which the recipient will have the right to exercise the option following the termination of the recipient's service with us and our subsidiaries, and the right to exercise the option of any executors or administrators of the recipient's estate or any person who has acquired such option(s) directly from the recipient by bequest or inheritance. A stock option agreement will typically provide that an option will cease to be exercisable upon the earlier of three months following the recipient's termination of service with us or our affiliate or the expiration date under the terms of the recipient's stock option agreement. Upon death or disability, the option exercise period is extended to the earlier of one year from the recipient's termination of service or the expiration date under the terms of the recipient's stock option agreement.
Stock Appreciation Rights. The administrator also may select the recipients who receive stock appreciation rights under the 2020 Plan. A stock appreciation right entitles the recipient to receive a payment of up to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the base value for a share of Common Stock as established by the administrator at the time of grant of the award. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. A stock appreciation right may be granted either alone or in tandem with other awards under the 2020 Plan. The amount payable upon the exercise of a stock appreciation right may be settled in cash or by the issuance of shares of Common Stock.
Restricted Shares. The administrator also may select the recipients who are granted restricted shares and, consistent with the terms of the 2020 Plan, will establish the terms of each stock award. A restricted share award may be subject to vesting requirements or transfer restrictions or both, if so provided by the administrator, subject to the limitations set forth under “Minimum Vesting” below. Those requirements may include, for example, a requirement that the recipient complete a specified period of service or that certain performance criteria be achieved. Recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to such shares. Restricted shares may be issued for consideration determined by the administrator, including cash, cash equivalents, full-recourse promissory notes, past services, and future services.

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Restricted Stock Units. The administrator also may select the recipients who are granted stock units and, consistent with the terms of the 2020 Plan, will establish the terms of each stock unit. Stock units give recipient the right to acquire a specified number of shares of stock, or in the Compensation Committee's discretion, the equivalent value in cash, at a future date upon the satisfaction of certain vesting conditions based upon a vesting schedule or performance criteria established by the administrator, subject to the limitations set forth under “Minimum Vesting” below. Unlike restricted stock, the stock underlying stock units will not be issued until the stock units have vested, and recipients of stock units generally will have no voting rights prior to the time the vesting conditions are satisfied. A stock unit recipient may, at the Compensation Committee’s discretion, have a right to dividend equivalents, which may be converted into additional stock units.
Minimum Vesting. Awards under the 2020 Plan will vest no earlier than the first anniversary of the date the award is granted (excluding, for this purpose, any (i) substitute awards, (ii) shares delivered in lieu of fully vested cash awards and (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Compensation Committee may grant equity-based awards without regard to the foregoing minimum vesting requirement with respect to a maximum of 5% of the share reserve (subject to adjustment for changes in capitalization); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.
Adjustment of Shares. In the event of a recapitalization, stock split, declaration of a dividend payable in shares or in a form other than shares in an amount that has a material effect on the price of shares, or similar capital transaction, the Compensation Committee will make appropriate and equitable adjustments to the number of shares of Common Stock reserved for issuance under the 2020 Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.
Change in Control. Except as otherwise provided in an award agreement, in the event of a Change in Control (as defined in the 2020 Plan), if the successor corporation does not assume, convert, continue or replace an award under the Plan with an equivalent award, the award will become fully vested. Awards that are so assumed, converted, continued, or replaced will not vest upon a Change in Control; provided, however, that in the event of a participant’s involuntary termination of employment (as defined in the 2020 Plan) within twenty-four months following consummation of a Change in Control, any such assumed, converted, continued or replaced awards will become immediately exercisable and all restrictions will lapse, as applicable. Awards with vesting provisions based on performance goals will generally vest at the end of the original performance period based on the Company’s performance up to the date of the Change in Control and target performance for the remainder of the performance period, in each case as determined by the Compensation Committee. In the event of an involuntary termination within twenty-four months following the consummation of a Change in Control, the restrictions on any performance based awards assumed, converted, continued or replaced as described above will lapse.
Deferral of Awards. Subject to compliance with Section 409A of the Code, the Compensation Committee in its sole discretion may permit or require a participant to have cash or shares that otherwise would be paid or delivered to such participant as a result of the exercise of a stock appreciation right or option, or the settlement of stock units, credited to a deferred compensation account established for the participant by the Compensation Committee, or may have shares that would otherwise be paid or delivered converted into restricted stock units.
Cancellation or Clawback of Awards. Any award granted under the 2020 Plan (including any amounts or benefits arising from such awards) will be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, including the Concentrix Corporation Compensation Clawback Policy, pursuant to which the Compensation Committee may, to the

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extent permitted by applicable law and Company arrangement or policy, and will, to the extent required by applicable law, cancel or require reimbursement of any award granted to a participant or any shares issued or cash received upon vesting, exercise, or settlement of any such awards or sale of shares underlying the awards.
Amendment and Termination. No incentive stock options may be granted under the 2020 Plan after the tenth anniversary of the Board’s adoption of the amendment and restatement to the 2020 Plan on August 22, 2024. The Board of Directors may amend or terminate the 2020 Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No termination of the 2020 Plan will affect a Recipient's rights under outstanding awards without the recipient's consent.
Federal Tax Aspects of the 2020 Plan
This is a brief summary of the federal income tax aspects of awards that may be made under the 2020 Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state, or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder's death. The tax consequences of awards under the 2020 Plan depend upon the type of award.
Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient's liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the Common Stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as such ordinary income that may be recognized by the option recipient.
Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.
Restricted Stock Awards, Restricted Stock Units, and Other Awards. Recipients who receive awards of restricted stock subject to a vesting requirement generally recognize ordinary income at the time substantial vesting occurs, in an amount equal to the fair market value of the stock at that time minus the amount, if any, paid for the stock. However, a recipient who receives restricted shares which are not substantially vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive restricted stock unit awards will generally

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recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.
Section 409A. Any deferrals made under the 2020 Plan, including awards granted under the 2020 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals and awards under the 2020 Plan to meet the applicable tax law requirements or any applicable exemptions thereto.
Registration with the SEC
If our stockholders approve this proposal, we will file with the SEC, as soon as reasonably practicable after such approval, a registration statement on Form S-8 relating to the additional shares available for issuance under the 2020 Plan.
New Plan Benefits
The administrator has not made any determination with respect to future awards under the 2020 Plan and, except for automatic grants to non-employee directors, future awards and the terms of any future awards under the 2020 Plan are not determinable. As described above, the 2020 Plan provides for the automatic grant of restricted shares or stock units to non-employee directors, and each non-employee director nominee who will continue to serve as a member of the Board of Directors will receive a number of whole restricted shares or stock units equal to $175,000, or such other amount as is approved, from time to time, by the Board of Directors or the Compensation Committee, divided by the fair market value of a share of our Common Stock as of the grant date. Awards that were granted under the 2020 Plan in fiscal year 2025 to our named executive officers are described in the "Compensation Discussion & Analysis" section and to our non-employee directors in the “Director Compensation” section in this Proxy Statement and other filings made by the Company with the SEC. In fiscal year 2025, approximately 1.7 million shares were issued to non-executive officer employees of the Company under the 2020 Plan, which excludes approximately 620,000 cash-settled restricted stock units granted in October 2025.
Required Vote
The effectiveness of the 2020 Plan Amendment is contingent upon stockholder approval. If our stockholders do not approve the 2020 Plan Amendment, the existing version of the 2020 Plan will remain in effect, unchanged. Approval of the 2020 Plan Amendment requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2020 Plan Amendment.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE 2020 PLAN AMENDMENT.

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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information with respect to our equity compensation plans as of November 30, 2025:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	4,658,657	$58.79	1,848,697
Equity compensation plans not approved by stockholders(3)	9,141	$34.18	—
Total	4,667,798	$57.76	1,848,697
(1)Reflects awards outstanding under the 2020 Plan. Includes 3,312,983 unvested time-based restricted stock units (“RSUs”), 1,137,170 unvested performance-based RSUs (at target), and 208,504 stock options with a weighted average remaining term of 2.43 years. The RSUs are not included in the calculation of the weighted average exercise price in column (b).
(2)Reflects shares available for issuance under (a) the 2020 Plan and (b) the Concentrix Corporation 2020 Employee Stock Purchase Plan, as amended (the “ESPP”). Under the ESPP, qualifying employees may purchase shares of Common Stock at a discount to the market value. As of November 30, 2025, 1,038,946 shares of Common Stock remained available for grant under the 2020 Plan and 809,751 shares of Common Stock remained available for issuance under the ESPP.
(3)Reflects shares available for issuance upon the exercise of certain outstanding stock options originally granted under the ProKarma Holdings Inc. (“PK”) 2016 Long-Term Incentive Plan and assumed by the Company in connection with its acquisition of PK in December 2021.

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BENEFICIAL OWNERSHIP OF SECURITIES
On the record date, January 27, 2026, our outstanding voting securities consisted of 61,366,968 shares of Common Stock. The following tables set forth the number of shares of Common Stock that are beneficially owned by each of our directors, director nominees and named executive officers and each stockholder that we believe to be the beneficial owner of more than 5% of the outstanding Common Stock, in each case as of the record date of January 27, 2026.
As used in this information statement, “beneficial ownership” means that a person has, or may have within 60 days of January 27, 2026, the sole or shared power to vote or direct the voting of a security or the sole or shared investment power with respect to a security (that is, the power to dispose or direct the disposition of a security), or both. Unless otherwise indicated in the footnotes below, each individual or entity identified below has sole voting and investment power with respect to such securities and no securities have been pledged.

Directors and Named Executive Officers	Number of Shares of Common Stock Owned	Number of Shares of Common Stock Subject to Options Exercisable within 60 Days	Number of Shares of Common Stock That May Be Settled within 60 Days	Total Beneficial Ownership	Percentage Ownership
Chris Caldwell	192,207	125,879	13,441	331,527	*
Chih-Kai Cheng	—	—	—	—	*
Teh-Chien Chou	6,130	—	3,873	10,003	*
LaVerne H. Council	6,130	—	3,873	10,003	*
Jennifer Deason	6,130	—	3,873	10,003	*
Craig Gibson(1)	26,084	—	1,699	27,783	*
Nicolas Gheysens	3,953	—	3,873	7,826	*
Jane Fogarty	7,995	—	1,568	9,563	*
Kathryn Hayley(2)	9,173	—	3,873	13,046	*
Kathryn Marinello	6,130	—	3,873	10,003	*
Bilge Ogut	—	—	—	—	*
Dennis Polk	17,350	18,129	3,873	39,352	*
Ann Vezina	8,074	—	3,873	11,947	*
Andre Valentine	43,234	—	2,912	46,146	*
Cormac Twomey	13,019	—	3,061	16,080	*
All executive officers and directors as a group (13 persons)	345,609	144,008	53,665	543,282	0.9%
*    Represents less than 1% of the Company’s Common Stock.
(1)Includes 969 shares of restricted stock held by Mr. Gibson that were issued in connection with the combination with Webhelp. Such shares vest in full if the share price of our Common Stock reaches $170.00 per share within seven years from September 25, 2023 (based on daily volume weighted average prices measured over a specific period), or if within three years from September 25, 2023 we have a change of control with per share consideration of at least $150.00. Such shares of restricted stock are not entitled to dividends and Mr. Gibson has waived his rights as a holder of such shares to vote on any matter submitted to the holders of our Common Stock.
(2)Includes 2,535 shares held by the KJH Investment Trust and 500 shares held by the Kathryn Hayley Revocable Trust for which Ms. Hayley is the trustee and beneficiary.

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Principal Stockholders and Address	Number of Shares Beneficially Owned	Percentage Ownership
Group Bruxelles Lambert (1) 24 avenue Marnix 1000 Brussels, Belgium	8,773,667	14.3%
The Vanguard Group (2) 100 Vanguard Blvd Malvern, PA 19355	5,363,893	8.7%
MiTAC Holdings Corporation (3) No. 202, Wenhua 2nd Road Guishan District, Taoyuan City 333 Taiwan	4,415,535	7.2%
AQR Capital Management, LLC (4) One Greenwich Plaza, Suite 130 Greenwich, CT 06830	4,305,469	7.0%
BlackRock, Inc. (5) 55 East 52nd Street New York, NY 10022	3,982,052	6.5%
Synnex Technology International Corporation (6) 4F, No. 75, Sec. 3, Minsheng E. Road Zhongshan District, Taipei City 104 Taiwan	3,545,840	5.8%
(1)Based solely on information contained in a Schedule 13D filed with the SEC on October 5, 2023 by GBL, this amount represents 35,964 shares of Common Stock held by FINPAR V SA (“FINPAR V”), 38,623 shares of Common Stock held by FINPAR VI SA (“FINPAR VI”), and 8,699,080 shares of Common Stock held by Sapiens S.àr.l. (“Sapiens”). FINPAR V has shared voting and dispositive power over 35,964 shares of Common Stock, FINPAR VI has shared voting and dispositive power over 38,623 shares of Common Stock, and Sapiens has shared voting and dispositive power over 8,699,080 shares of Common Stock. GBL Verwaltung S.A. (“GBLV”) is the parent company of Sapiens, and therefore may be deemed to beneficially own the 8,699,080 shares of Common Stock held by Sapiens. GBL is the parent of GBLV, FINPAR V, and FINPAR VI and therefore may be deemed to beneficially own the 8,773,667 shares of Common Stock directly held by GBL, FINPAR V, and FINPAR VI.
(2)Based solely on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group, which reported that it did not have sole voting power over any shares of Common Stock and had sole dispositive power over 5,286,294 shares of Common Stock, shared voting power over 30,239 shares of Common Stock, and shared dispositive power over 77,599 shares of Common Stock.
(3)Based solely on information contained in Amendment No. 4 to Schedule 13G filed with the SEC on February 6, 2024, this amount includes 302,102 shares of Common Stock held by Silver Star Developments Ltd. (“SSDL”), 2,135,489 shares of Common Stock held by MiTAC International Corporation (“MIC”), and 1,977,944 shares of Common Stock held by MiTAC Holdings Corporation (“MHC”). SSDL is a wholly-owned subsidiary of MIC and MIC is a wholly-owned subsidiary of MHC. MHC has sole voting and sole dispositive power over 4,415,535 shares of Common Stock.
(4)Based solely on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on August 14, 2025 by AQR Capital Management LLC and AQR Capital Management Holdings, LLC (collectively, the “AQR Holders”). The AQR Holders have shared voting power and shared dispositive power over 4,305,469 shares of Common Stock.
(5)Based solely on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc., which reported that it had sole voting power over 3,855,799 shares of Common Stock and sole dispositive power over 3,982,052 shares of Common Stock.
(6)Based solely on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 6, 2024, this amount represents 3,545,840 shares of Common Stock held by Peer Developments Ltd. Peer Developments Ltd. is a wholly-owned subsidiary of Synnex Technology International Corporation. Synnex Technology International Corporation has sole voting and sole dispositive power over 3,545,840 shares of Common Stock.

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OUR EXECUTIVE OFFICERS
Information regarding each of our executive officers and their relevant business experience is summarized below.

Chris Caldwell, 53, President and Chief Executive Officer. Chris has served as President and Chief Executive Officer of Concentrix since December 2020 after serving as Executive Vice President of TD SYNNEX and President of Concentrix from February 2014 to December 2020. He previously served as President of Concentrix from June 2012 to February 2014, Senior Vice President and General Manager of Concentrix from March 2007 to June 2012, and Senior Vice President, Global Business Development of TD SYNNEX from March 2007 to June 2012. Chris joined TD SYNNEX in 2004 as Vice President, Emerging Business through the acquisition of EMJ Data Systems Ltd.

Andre Valentine, 62, Chief Financial Officer. Andre has served as Executive Vice President and Chief Financial Officer of Concentrix since October 2018. He previously served as Chief Financial Officer of Convergys Corporation (“Convergys”) from August 2012 to October 2018, Senior Vice President of Finance, Customer Management of Convergys from 2010 to 2012 and 2002 to 2009, Senior Vice President, Controller of Convergys 2009 to 2010, and Vice President, Controller of Convergys from 1998 to 2002.

Cormac Twomey, 56, Executive Vice President, Customer Success. Cormac has served as Executive Vice President, Customer Success since September 2023 after serving as Executive Vice President, Global Operations and Delivery of Concentrix from January 2019 to September 2023. He previously served as Chief Commercial Officer of Convergys from October 2017 to October 2018, Senior Vice President, Operations of Convergys from January 2017 to October 2017, Senior Vice President, EMEA and Intelligent Contact of Convergys from March 2014 to December 2016, Managing Director of Stream Global Services, Inc. from 2013 to 2014 and Senior Vice President, Sales and Client Management, EMEA of Stream Global Services from 2011 to 2013.

Craig Gibson, 53, Executive Vice President, Global Sales and Account Management. Craig has served as Executive Vice President, Global Sales and Account Management since January 2024 after serving as Chief Growth Officer of Webhelp from August 2020 to January 2024. Craig also served as Chief Commercial Officer, UK of Webhelp from October 2016 to August 2020 and Chief Executive Officer of Webhelp South Africa from October 2013 until October 2016. Prior to that, he spent over 15 years in various leadership roles in the business processing outsourcing provider industry, as well as the systems integration, technology and CRM industries.

Jane Fogarty, 59, Executive Vice President, Legal. Jane has served as Executive Vice President, Legal of Concentrix since September 2021 and served as Corporate Secretary of Concentrix from September 2021 to September 2023. She previously served as General Counsel of Turnitin LLC from April 2020 to September 2021 and Vice President and Senior Counsel of TD SYNNEX from October 2014 to March 2020. Prior to that, Jane was Asia Pacific Counsel for Concentrix from February 2014 to October 2014 and served in various legal roles at IBM Global Services from October 2003 to January 2014.

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COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
For purposes of the Compensation Discussion and Analysis and the executive compensation tables that follow, the below individuals are referred to as our “named executive officers” or “NEOs” during fiscal year 2025:
•Chris Caldwell, President and Chief Executive Officer
•Andre Valentine, Chief Financial Officer
•Cormac Twomey, Executive Vice President, Customer Success
•Craig Gibson, Executive Vice President, Global Sales and Account Management
•Jane Fogarty, Executive Vice President, Legal
Our Total Rewards Philosophy
Our compensation and benefits programs align our strategy and the financial interests of our NEOs, game-changers and stockholders. Our compensation programs are developed to support our culture, attract, retain, and motivate executives who can contribute to our future success as a global organization, and reinforce the achievement of strategic financial metrics aligned with long-term sustainable profitability and growth. Our executive compensation programs are designed with the following objectives in mind:
Market-Competitive. We benchmark and assess our executive compensation program annually to ensure market-competitive target total direct compensation consisting of base salary, a target annual cash incentive, and long-term equity incentives.
Pay for Performance. We remain committed to pay-for-performance by closely linking compensation with performance. We emphasize pay-for-performance by making a significant percentage of the target total direct compensation of each NEO contingent on attaining annual and long-term Company performance goals.
Business Results and Stockholder Value. We reward success and performance to achieve business results for long-term impact. We align incentive programs with stockholder value creation using annual and three-year performance measures that drive stockholder value.
Comprehensive Benefit Programs. We enhance total direct compensation with benefit programs and offerings that enable total well-being and mental health.
Our Compensation Process
Role of Compensation Committee. The Compensation Committee has overall responsibility for our executive compensation policies as provided in the Compensation Committee Charter adopted by the Board. The Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executive officers and does not delegate any of these functions to others in setting compensation.
Role of Management. Our CEO and our Executive Vice President, People Solutions provide recommendations to the Compensation Committee regarding the general design of the Company’s compensation plans as well as the compensation of the other executive officers. The CEO’s compensation is discussed and approved during executive sessions of the Compensation Committee and the Board without the CEO present.
Compensation Consultant. In accordance with the Compensation Committee Charter, the Compensation Committee has the authority, at the Company’s expense and without further approval, to

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engage, retain, replace, and terminate any compensation consultants, outside counsel, or other advisors to the Compensation Committee, including the authority to approve the consultant’s or advisor’s fees and other retention terms. During fiscal year 2025, the Compensation Committee engaged FW Cook to provide advice on, and assist the Compensation Committee in its review of, executive officer and non-employee director compensation matters, including the review of the Company’s compensation peer group and incentive plan design for our NEOs. The Compensation Committee regularly meets with its independent compensation consultant without management present.
The Compensation Committee reviewed the independence of FW Cook in fiscal year 2025, including the specific factors set forth in Rule 10C-1 under the Exchange Act and determined that FW Cook is independent and that FW Cook’s work for the Committee does not raise any conflict of interest.
Compensation Peer Group. During 2024, the Compensation Committee, with assistance from FW Cook, evaluated the compensation peer group and determined not to make any adjustments to the peer group at that time. Accordingly, the Compensation Committee approved the below peer group to be used for fiscal year 2025 compensation purposes:

Amdocs Limited	Equifax Inc.	Open Text Corporation
CGI Inc.	ExlService Holdings, Inc.	Teleperformance(1)
Cognizant Technology Solutions Corp.	Fair Isaac Corporation	TransUnion
DXC Technology Company	Five9, Inc.	TTEC Holdings, Inc.
EPAM Systems, Inc.	Genpact Limited	Verisk Analytics, Inc.
(1) Traded on a non-U.S. stock exchange and compensation data may not be available for all comparisons reviewed.
To identify a sufficient number of companies so that the data gathered is adequate to reach reasonable conclusions about the competitive market, the Compensation Committee considers technology-enabled peers that operate in a customer experience related industry, as well as adjacent industries that compete for similar executive talent. The above peer companies were selected primarily based upon having similar business operations and industries, and being in a reasonable size range for direct compensation comparisons.
At the time the peer group was approved in 2024, our revenue was at the 76th percentile of the peers’ revenue for the trailing four quarters, and our market capitalization was at the 26th percentile of the peers’ average market capitalization for the most recently disclosed fiscal year (i.e., corresponding to the most recent year of compensation disclosures).
During 2025, the Compensation Committee reviewed the compensation peer group to be used for fiscal 2026 compensation purposes and replaced Verisk Analytics, Inc. with Kyndryl Holdings, Inc., which the Committee determined to be a more suitable comparator in terms of market capitalization and business focus. At the time the 2026 peer group was approved, our revenue was at the 70th percentile of the peers’ revenue for the trailing four quarters, and our market capitalization was at the 17th percentile of the peers’ average market capitalization for the most recently disclosed fiscal year (i.e., corresponding to the most recent year of compensation disclosures).
2025 Say-on-Pay Advisory Vote. Approximately 97.7% of the votes cast at our 2025 Annual Meeting voted to approve the compensation of our named executive officers. We believe that this substantial majority of votes cast continues to represent our stockholders’ alignment with our executive compensation and benefits structure, which emphasizes pay-for-performance and prudent governance practices. We continue to strive to align our compensation program with the expectations of our stockholders. During 2025, we sought feedback and perspectives from our stockholders, including with respect to executive compensation, and have taken those perspectives into consideration when making compensation decisions, including the addition of adjusted earnings per share (“EPS”) growth and total shareholder return (“TSR”) as performance metrics under the 2025 long-term incentive program.

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We once again recommend that our stockholders vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.
Elements of the Fiscal Year 2025 Compensation Program
Our executive compensation program includes four primary components:
(1)    base salary;
(2)    cash incentive awards under our Senior Management Incentive Plan (“SMIP”);
(3)    performance-based equity incentive awards; and
(4)     time-based equity awards.
The Compensation Committee does not benchmark compensation to any specific percentage of our peer group. With the assistance of its independent compensation consultant, the Committee reviews executive compensation opportunities, including target total cash compensation (base salary plus target cash incentive award), target total direct compensation (base salary plus target cash incentive award plus target equity incentive award), the difficulty of achieving incentive plan goals, pay-for-performance alignment, and the compensation levels of executive officers in comparable positions across our compensation peer group. The Compensation Committee considers the results of this review when setting target total compensation and strives to set compensation at a level that requires our NEOs to achieve strong performance in order to earn total cash compensation and total direct compensation that is competitive with that of our peer group. We continue to progress the compensation of our NEOs to support the competitiveness of our executive compensation program in comparison to our compensation peer group.
Base Salary. Base salaries are designed to provide a consistent cash flow throughout the year as compensation for day-to-day responsibilities. Base salaries are reviewed and, if deemed appropriate, adjusted on an annual basis. Our NEOs’ base salaries are based on, among other things, the breadth and complexity of the individual’s responsibilities, their contributions to our performance, individual performance, and any new responsibilities assumed. The Compensation Committee reviews data from our compensation peer group to validate the competitiveness of our compensation program, including base salaries. However, the Compensation Committee does not benchmark base salary to a specific percentile of the peer data.
In January 2025, the Compensation Committee approved fiscal year 2025 base salaries for each of our named executive officers as follows:

	Fiscal Year 2025 Base Salary		Year-over-Year % Change
Chris Caldwell	$855,000		3.0%
Andre Valentine	$661,589		3.0%
Cormac Twomey	$627,966	(1)	10.0%
Craig Gibson	$553,758	(1)	10.0%
Jane Fogarty	$514,800		4.0%
(1) Converted from £474,575, with respect to Mr. Twomey, and £418,494, with respect to Mr. Gibson, by using the 2025 fiscal year end exchange rate of 1 GBP to $1.3232.
The Compensation Committee increased the CEO’s 2025 base salary based on its evaluation of his performance, company performance, and market data from our compensation peer group. The CEO recommended, and the Compensation Committee approved, the other executive officers’ 2025 base

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salaries based on individual performance, company performance, and the desire to move the executives’ compensation closer to the median of the compensation peer group. Messrs. Twomey and Gibson received a larger increase to move their base salaries closer to the median of our compensation peer group in light of the more significant difference between Messrs. Twomey and Gibson’s salaries and the peer group medians. The Committee also considered Messrs. Twomey and Gibson’s respective fiscal year 2024 performance in determining the appropriateness of these adjustments.
Senior Management Incentive Plan. Cash incentive awards under the SMIP reward our NEOs for achievement of operating and financial goals, in keeping with a performance-driven environment conducive to increasing stockholder value. In fiscal year 2025, our executive officers earned SMIP awards equal to 82.2% of their individual target award opportunities based on non-GAAP operating income that was above the threshold goal but below the target goal and revenue that was above the target goal but below the stretch goal established by the Compensation Committee.

SMIP Award Opportunity: 0-150% of Target Award, with threshold opportunity at 50%
Performance Metric: Non-GAAP Operating Income(1)		Performance Metric: Revenue
65% of SMIP		35% of SMIP
Goals	Award Opportunities	Goals	Award Opportunities
Threshold: $1,197 million	50% of Target Award	Threshold: $9,289 million	50% of Target Award
Target: $1,330 million	100% of Target Award	Target: $9,676 million	100% of Target Award
Stretch: $1,463 million	150% of Target Award	Stretch: $9,870 million	150% of Target Award
Actual Performance: $1,253.5 million		Actual Performance: $9,686 million(2)
Actual Performance as Percentage of Target Goal: 94.2%		Actual Performance as Percentage of Target Goal: 100.1%
Weighted Payout as Percentage of Total Award: 46.3%		Weighted Payout as Percentage of Total Award: 35.9%
Total Earned Award: 82.2%
(1) See page 42 of our Annual Report on Form 10-K for a reconciliation of non-GAAP operating income to operating income (loss), as reported. Non-GAAP operating income of $1,253.5 million excludes impairment charges, acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, and share-based compensation.
(2) For purposes of determining fiscal year 2025 revenue performance under the SMIP, the Compensation Committee approved a negative constant currency adjustment to actual revenue of $139.8 million to reflect the impact of fluctuations in foreign currency exchange rates in comparison to forecasted rates at the time the target revenue goal was approved.

NEOs could earn between 0% and 150% of their target SMIP awards based on the Company’s performance with respect to the non-GAAP operating income and revenue goals, with a threshold opportunity at 50% of the target award. The SMIP goals approved by the Compensation Committee at the start of fiscal year 2025 were challenging, with target levels of revenue and non-GAAP operating income performance set above fiscal year 2024 results. At target, the initial goals represented year-over-year constant currency revenue growth of approximately 2.0% while maintaining a strong non-GAAP operating income margin of approximately 13.7%. In order to receive any payout, our non-GAAP operating income must have been achieved at or above the threshold level, regardless of revenue achievement.
The amount of each NEO’s earned SMIP award was determined by reference to the NEO’s individual target opportunity, which was established by the Compensation Committee at the start of the fiscal year and expressed as a percentage of base salary. Generally, the Compensation Committee seeks to set target total cash compensation (base salary plus target cash incentive award) at a level that requires our NEOs to achieve above-market performance to earn total cash compensation that exceeds the median of our peer group.

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As a result of achieving non-GAAP operating income that was above the threshold goal and revenue performance that was above the target goal for fiscal year 2025, each NEO received a 2025 SMIP award equal to 82.2% of their applicable target award.

Name	2025 Target SMIP Opportunity (% Base Salary)	2025 Target SMIP Award	2025 SMIP Award Opportunity Range (Threshold - Maximum)	2025 Actual SMIP Award
Chris Caldwell	250%	$2,137,500	$1,068,750 - $3,206,250	$1,757,025
Andre Valentine	100%	$661,589	$330,795 - $992,384	$543,826
Cormac Twomey(1)	100%	$627,966	$313,983 - $941,949	$516,188
Craig Gibson(1)	100%	$553,759	$276,879 - $830,639	$455,190
Jane Fogarty	75%	$386,100	$193,050 - $579,150	$317,374
(1) Messrs. Twomey and Gibson’s threshold, target, maximum and actual SMIP award amounts were converted from British pounds to U.S. dollars by using the fiscal year-end exchange rate of 1 GBP to $1.3232.

Long-Term Equity Incentives.
Our NEOs receive long-term equity incentives that consist of time-based restricted stock units (“RSUs”) and performance-based RSUs (“PRSUs”). For fiscal year 2025, the aggregate value of each NEO’s long-term equity incentive awards, at target, was below the median of our peer group for comparable positions.
Performance-Based Equity Incentives.
Our NEOs participate in a performance-based, long-term equity incentive plan, under which they receive at least 50% of their annual equity awards in the form of PRSUs that are earned based on Company performance over three-year performance periods. Our NEOs are eligible to earn between 0% and 150% of the target PRSUs, with respect to the PRSUs granted in 2023, and between 0% and 200% of the target PRSUs, with respect to the PRSUs granted in 2024 and 2025, in the aggregate at the end of the three-year performance period.
2025 PRSUs
Our executive officers were granted PRSUs in January 2025 that comprised between 63% and 71% of their total fiscal year 2025 long-term incentive opportunities (the “2025 PRSUs”). The 2025 PRSUs were split between (i) PRSUs that can be earned for achievement of revenue growth, the percentage of adjusted EBITDA converted to free cash flow (“FCF conversion”), and adjusted earnings per share (“EPS”) growth goals over the three-year performance-period ending November 30, 2027 (the “Operational PRSUs”) and (ii) PRSUs that can be earned for achievement of challenging total shareholder return (“TSR”) goals over the three-year period following the grant date (the “TSR PRSUs”), as shown in the table below.

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Name	Operational PRSU Target Number of Shares	Operational PRSU Target Value(1)	TSR PRSU Target Number of Shares	TSR PRSU Target Value(2)	Total PRSU Target Value
Chris Caldwell	70,574	$3,707,958	81,637	$3,369,975	$7,077,933
Andre Valentine	18,557	$974,985	23,740	$979,987	$1,954,972
Cormac Twomey	18,462	$969,993	22,771	$939,987	$1,909,980
Craig Gibson	10,373	$544,997	18,410	$759,965	$1,304,962
Jane Fogarty	9,611	$504,962	9,205	$379,982	$884,944
(1) Determined by multiplying the target number of Operational PRSUs by $52.54, the closing price of the Common Stock on the grant date. The grant date fair value set forth in the 2025 Summary Compensation Table is determined in accordance with ASC Topic 718 and reflects a reduced price per share of $48.94 because the unvested Operational PRSUs do not receive dividends.
(2) Determined by multiplying the target number of TSR PSRUs by $41.28, the grant date fair value determined by an independent valuation specialist using a Monte Carlo simulation model that assumed volatility of 40.63%, a risk-free interest rate of 4.28%, and the reinvestment of dividends.

The Compensation Committee approved the addition of adjusted EPS growth and TSR as performance metrics under the 2025 long-term incentive program to promote further alignment with stockholders’ interests and based on input from certain of the Company’s stockholders.
Performance for the Operational PRSUs will be measured annually based 20% on year-over-year revenue growth, 30% on FCF conversion, and 50% on adjusted EPS growth, with one-third of the awards (at target) eligible to be earned each year and payout of the earned shares occurring at the end of the three-year performance period, subject to continued employment. Achievement is based on performance for each year during the performance period, as well as cumulative performance for the same goals (or average performance in the case of FCF conversion) over the full three-year period, if higher, with a threshold opportunity at 50% of the target awards. The Operational PRSU goals approved by the Compensation Committee at the start of fiscal year 2025 were challenging, with target performance set at levels expected to represent strong EPS growth with consistent revenue growth and FCF conversion over the three-year performance period.

For purposes of measuring performance under the Operational PRSUs, FCF conversion is free cash flow plus integration costs divided by adjusted EBITDA, and adjusted EBITDA is operating income, adjusted to exclude depreciation, acquisition-related and integration expenses, including related restructuring costs, step-up depreciation, amortization of intangible assets, share-based compensation, and gain on divestitures and related transactions costs.

Performance for the TSR PRSUs will be measured based on the Company’s TSR over the three-year performance period ending January 24, 2028. TSR will be calculated based on the percentage return between (x) the starting stock price of $52.54, which was the closing stock price on the grant date, and (y) an ending stock price equal to the highest 20-trading day average closing price during the third year of the performance period. For purposes of the TSR calculation, all dividends paid by the Company during the TSR measurement period will be treated as reinvested. The TSR PRSU goals were set at highly challenging levels with threshold performance requiring TSR of 75% and target performance requiring TSR of 100% over the three-year performance period.
Our NEOs will have the opportunity to earn the number of shares set forth in the table below with respect to the PRSUs granted in 2025.

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Name	Operational PRSU Target Number of Shares	Operational PRSU Share Opportunity Range (Threshold - Maximum)	TSR PRSU Target Number of Shares	TSR PRSU Share Opportunity Range (Threshold - Maximum)	Total PRSU Share Opportunity Range (Threshold - Maximum)
Chris Caldwell	70,574	52,930 - 141,148	81,637	61,228 - 163,274	114,158 - 304,422
Andre Valentine	18,557	13,917 - 37,114	23,740	17,805 - 47,480	31,722 - 84,594
Cormac Twomey	18,462	13,846 - 36,924	22,771	17,078 - 45,542	30,924 - 82,466
Craig Gibson	10,373	7,779 - 20,746	18,410	13,808 - 36,820	21,587 - 57,566
Jane Fogarty	9,611	7,208 - 19,222	9,205	6,904 - 18,410	14,112 - 37,632
Historical Performance: 2023 PRSUs
For the three-year performance-period ended November 30, 2025, the NEOs earned 11.67% of the PRSUs granted in January 2023 (the “2023 PRSUs”) based on the Company’s pro forma constant currency revenue growth and adjusted EBITDA growth over the performance period compared to annual goals established in January 2023 as follows:

2023 PRSU Performance Metric	Pro Forma Constant Currency Revenue Growth			Adjusted EBITDA(1) Growth
Weighting	50% of 2023 PRSUs			50% of 2023 PRSUs
	2023	2024	2025	2023	2024	2025
Threshold Goal (50% vesting)	3.0%	4.0%	5.0%	3.0%	5.0%	6.0%
Target Goal (100% vesting)	5.0%	6.0%	7.0%	5.5%	7.5%	8.5%
Maximum Goal (150% vesting)	7.0%	8.0%	9.0%	8.0%	10.0%	11.0%
Actual Annual Performance(2)	1.6%	2.7%	2.1%	4.0%	(0.8)%	(5.5)%
Annual Achieved Vesting	0%	0%	0%	70%	0%	0%
Cumulative Payout as Percentage of Target (Unweighted)	0%			23.33%
Cumulative Payout as a Percentage of Target (Weighted)	0%			11.67%
Aggregate 2023 PRSUs Vesting: 11.67%
(1) Adjusted EBITDA is operating income (loss), adjusted to exclude impairment charges, acquisition-related, integration and restructuring expenses, depreciation, amortization of intangible assets, and share-based compensation.
(2) Actual performance is measured on a pro forma basis for all acquisitions and divestitures. For fiscal year 2024, results reflect the September 2023 combination with Webhelp as if the combination had occurred on December 1, 2022. See page 40 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 for reconciliations of each non-GAAP measure to its most directly comparable GAAP measure.

As a result of the performance set forth above, each NEO, other than Mr. Gibson, who was not employed by the Company at the time the 2023 PRSUs were granted, earned 11.67% of their 2023 PRSUs. The earned PRSUs vested and were settled in shares of Concentrix Common Stock in January 2026:

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	PRSUs at 100% Target Performance	Achievement of Target (%)	Vested PRSUs
Chris Caldwell	24,465	11.67%	2,855
Andre Valentine	3,741	11.67%	436
Cormac Twomey	4,209	11.67%	491
Jane Fogarty	1,888	11.67%	220
Time-Based Equity Awards.
For fiscal year 2025, our NEOs received the remaining portion of their long-term incentive opportunity (ranging between 29% and 37%) in the form of time-vested restricted stock units (“RSUs”). Time-based equity awards foster share ownership by our team, align the interests of our management with those of our stockholders, and enhance retention by vesting over a multi-year vesting schedule. Our time-based equity awards vest over three years, which aligns with typical market practice while maintaining a significant portion of the awards at risk until several years following the grant date. We do not have a practice of granting stock options and we do not expect to regularly grant stock options.
The table below reports the number of RSUs received by each of our NEOs in January 2025 and the related grant date fair value of such awards.

	Number of RSUs	Grant Date Fair Value
Chris Caldwell	70,574	$3,707,958
Andre Valentine	18,557	$974,985
Cormac Twomey	18,462	$969,993
Craig Gibson	10,373	$544,997
Jane Fogarty	9,611	$504,962
Retirement Benefits. Our U.S.-based NEOs are eligible to participate in our 401(k) Plan, and Mr. Twomey and Mr. Gibson participate in our defined contribution plan for U.K.-based game-changers. Both plans provide for matching contributions by the Company and are provided as part of a competitive executive compensation program that the Compensation Committee believes is necessary to attract and retain executive talent critical to our success. In addition, Mr. Valentine is entitled to certain benefits under the qualified and non-qualified portions of the Convergys defined benefit pension plan, which was frozen effective April 1, 2008 and we assumed in connection with our acquisition of Convergys in October 2018.
Other Benefits. Our named executive officers are entitled to participate in benefit programs generally available to all employees, including medical, dental, and life insurance. In addition, Messrs. Caldwell and Valentine and Ms. Fogarty participate in a Company-paid supplemental life insurance program and Mr. Valentine participates in a Company-paid supplemental long-term disability program. None of our executive officers receive any material perquisites or other personal benefits, with the exception of Mr. Gibson, who received a car allowance of £10,000 in 2025, which is a legacy benefit from his employment with Webhelp prior to our combination with Webhelp in September 2023. Mr. Gibson’s car allowance was discontinued by the Compensation Committee in 2026.
Other Compensation Policies and Practices
Stock Ownership Guidelines. The Compensation Committee believes that executive officers should have a significant equity interest in the Company to provide a direct incentive for management to build and sustain long-term stockholder value. Accordingly, to promote equity ownership and further align the

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interests of management with those of our stockholders, we maintain the following Stock Ownership Guidelines:
•our CEO is required to hold Common Stock with a value of six times (6x) the CEO’s base salary; and
•each of our other NEOs is required to hold Common Stock with a value of three times (3x) the NEO’s base salary.
Unearned performance awards and unexercised stock options (whether vested or unvested) held by our NEOs do not count toward this ownership requirement. Until the applicable ownership requirement is exceeded, each NEO is required to retain at least 50% of the Common Stock earned through the vesting of equity awards (net of shares withheld to pay taxes). Each of our NEOs (other than Ms. Fogarty) has exceeded the applicable ownership requirement. Ms. Fogarty, who joined the Company in an executive officer role in September 2021, is making progress toward achieving the applicable ownership requirement and has complied with the retention requirement.
Timing of Equity Awards. Generally, we do not grant, and have not granted, equity awards during regularly scheduled quarterly blackout windows and we do not grant equity awards in anticipation of the release of material, nonpublic information. If the Compensation Committee or the Board approves an equity award at such a time, the grant date is deferred until the fourth trading day after the conclusion of our trading blackout period. This practice avoids potential undue windfalls that may arise if equity grants are made shortly prior to the release of material non-public information. Consistent with this policy, annual equity grants to our NEOs are made on the fourth trading day after the conclusion of our trading blackout period following the release of our annual earnings in January.
Clawback Policy. We maintain a clawback policy that aligns with Nasdaq listing standards and enables the Company to recoup or “claw back” incentive compensation paid to an executive officer within the prior three years in the event of a restatement of the Company’s financial statements.
Anti-Hedging Policy. To promote alignment with the interests of our stockholders, under our insider trading policy, our NEOs and our other game-changers are prohibited from engaging in hedging transactions related to Company securities, including put and call options and short sales.
No Tax Gross-Up for Change of Control. We are not party to any arrangements or agreements that require us to gross up executive officer taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).
Tax and Accounting Considerations. Although we consider the impact of tax and accounting consequences when developing and implementing our executive compensation programs, the Compensation Committee retains flexibility to make compensation decisions in its discretion regardless of the tax or accounting treatment. Compensation paid to covered employees under Section 162(m) of the Code is not deductible to the extent that it exceeds $1 million.
Employment Agreements. In November 2020, prior to our spin-off from TD SYNNEX, we entered into an offer letter with Mr. Caldwell with respect to his continued service as CEO of Concentrix following the spin-off. The offer letter established Mr. Caldwell’s initial base salary and target SMIP award and provided for the grant of certain equity awards in connection with the spin-off. The offer letter also provides for certain payments to Mr. Caldwell in the event of a termination without cause and contains certain restrictive covenants, including non-competition and employee and client non-solicitation provisions, for the benefit of the Company. See “Potential Payments upon Termination or in Connection with a Change of Control.”
Other than Mr. Caldwell, we do not have employment agreements with any of our named executive officers who are U.S. residents. Consistent with general practice in the United Kingdom, certain of our

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U.K. subsidiaries have employment agreements with Messrs. Twomey and Gibson, who are U.K. residents. Mr. Twomey’s and Mr. Gibson’s agreements provide for certain payments to Mr. Twomey and Mr. Gibson in the event of a termination without cause and contain certain restrictive covenants, including non-competition and employee and client non-solicitation provisions, for the benefit of the Company. See “Potential Payments upon Termination or in Connection with a Change of Control.”

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2025 SUMMARY COMPENSATION TABLE
The following table sets forth the compensation awarded to, earned by or paid to our named executive officers for the fiscal years ended November 30, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)
Chris Caldwell President and CEO	2025	852,603	—	10,531,825	—	1,757,025	—	205,996	13,347,449
	2024	826,967	—	8,783,946	—	1,877,875	—	150,036	11,638,824
	2023	800,000	—	6,731,789	—	2,574,000	—	129,362	10,235,151
Andre Valentine Chief Financial Officer	2025	659,741	—	2,863,152	—	543,826	22,614	79,258	4,168,591
	2024	639,821	—	1,528,713	—	581,299	30,738	55,140	2,835,711
	2023	617,614	—	1,029,374	—	794,869	—	48,318	2,490,175
Cormac Twomey(5) EVP, Global Operations and Delivery	2025	622,649	—	2,813,510	—	516,188	—	87,439	4,039,786
	2024	545,998	—	1,607,108	—	497,274	—	65,802	2,716,182
	2023	509,559	—	1,158,148	—	655,803	—	59,589	2,383,099
Craig Gibson(5) EVP, Global Sales and Account Management	2025	549,483	—	1,812,617	—	455,190	—	92,684	2,909,974
	2024	482,127	—	891,749	—	438,511	—	65,235	1,877,622
Jane Fogarty EVP, Legal	2025	512,901	—	1,355,306	—	317,374	—	45,217	2,230,798
	2024	490,451	—	823,153	—	335,981	—	31,175	1,680,760
	2023	446,356	—	519,502	—	434,363	—	21,057	1,421,278
(1)Represents the aggregate fair values of stock awards and option awards granted to our named executive officers, as determined in accordance with ASC Topic 718, on the applicable grant date or, if earlier, the service inception date. The grant date fair value of RSUs was determined by multiplying the number of shares by $52.54, the closing price of the Common Stock on the grant date. The grant date fair value of the Operational PRSUs was determined by multiplying the target number of shares by a reduced price per share of $48.94 because the unvested Operational PRSUs do not receive dividends. The grant date fair value of the TSR PRSUs was determined by multiplying the target number of shares by $41.28 per share, the grant date fair value determined by an independent valuation specialist using a Monte Carlo simulation model. For other valuation assumptions used to calculate the fair value of our stock awards granted in fiscal year 2025, see Note 3 “Share-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025. The grant date fair values of the NEOs’ 2025 Operational PRSU awards and TSR PRSU awards, respectively, assuming achievement of the maximum performance level, would be: Mr. Caldwell, $6,907,873 and $6,739,951; Mr. Valentine, $1,816,359 and $1,959,974; Mr. Twomey, $1,807,060 and $1,879,973; Mr. Gibson, $1,015,309 and $1,519,930; and Ms. Fogarty, $940,724 and $759,964.
(2)For fiscal year 2025, represents performance-based awards under the SMIP earned in fiscal year 2025 and paid in fiscal year 2026.
(3)Mr. Valentine’s accumulated benefit under the Convergys frozen defined benefit pension plan increased by $22,614 in fiscal year 2025. The pension plan, which includes a qualified and a non-qualified portion, was assumed by Concentrix in connection with our acquisition of Convergys in 2018. The assumptions used to calculate the change in pension value are described in Note 1 to the Pension Benefits table below.

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(4)The amounts shown in the All Other Compensation column for fiscal year 2025 include the following:

	Company Contributions to Defined Contribution Plans(a)	Dividend Payments on Unvested Equity Awards(b)	Life Insurance Premiums(c)	Taxes on Life Insurance Premiums(d)	Supplemental Long-Term Disability Premiums(e)	Perquisites and Other Personal Benefits(f)	Total
C. Caldwell	$14,000	$182,681	$6,553	$2,762	—	—	$205,996
A. Valentine	$13,636	$37,374	$12,156	$6,731	$9,361	—	$79,258
C. Twomey	$48,656	$38,783	—	—	—	—	$87,439
C. Gibson	$51,600	$27,852	—	—	—	$13,232	$92,684
J. Fogarty	$14,000	$19,843	$6,944	$4,430	—	—	$45,217
(a)Represents matching contributions made to the NEO’s 401(k) Plan account or, in the case of Messrs. Twomey and Gibson, Company contributions to the Company’s defined contribution plan in the United Kingdom.
(b)Represents dividends paid on unvested Concentrix restricted stock awards, unvested Concentrix restricted stock units, and certain unvested performance restricted stock units.
(c)Represents group term life insurance premiums paid on behalf of the NEO.
(d)Represents the payment of taxes incurred by the NEO in connection with the group term life insurance benefit.
(e)Represents supplemental long-term disability premiums paid on behalf of the NEO.
(f)Represents a car allowance of £10,000 that is a legacy benefit from Mr. Gibson’s employment with Webhelp prior to our combination with Webhelp in September 2023.
(5)Messrs. Twomey and Gibson’s fiscal year 2025 base salary, SMIP award, and amounts included under “All Other Compensation” were paid in British pounds and converted to the U.S. dollar amounts included in the table by using the 2025 fiscal year-end exchange rate of 1 GBP to $1.3232.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2025
The following table sets forth information regarding grants of plan-based awards to each of our named executive officers for the fiscal year ended November 30, 2025.

Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards; Number of Shares of Stock(4) (#)	Grant Date Fair Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Chris Caldwell			1,068,750	2,137,500	3,206,250
	1/24/2025	1/23/2025				35,287	70,574	141,148		3,453,892
	1/24/2025	1/23/2025				61,288	81,637	163,274		3,369,975
	1/24/2025	1/23/2025							70,574	3,707,958
Andre Valentine			330,795	661,589	992,384
	1/24/2025	1/23/2025				9,278	18,557	37,114		908,180
	1/24/2025	1/23/2025				17,805	23,740	47,480		979,987
	1/24/2025	1/23/2025							18,557	974,985
Cormac Twomey(6)			313,983	627,966	941,949
	1/24/2025	1/23/2025				9,231	18,462	36,924		903,530
	1/24/2025	1/23/2025				17,078	22,771	45,542		939,987
	1/24/2025	1/23/2025							18,462	969,993
Craig Gibson(6)			276,879	553,758	830,637
	1/24/2025	1/23/2025				5,186	10,373	20,746		507,655
	1/24/2025	1/23/2025				13,808	18,410	36,820		759,965
	1/24/2025	1/23/2025							10,373	544,997
Jane Fogarty			193,050	386,100	579,150
	1/24/2025	1/23/2025				4,805	9,611	19,222		470,362
	1/24/2025	1/23/2025				6,904	9,205	18,410		379,982
	1/24/2025	1/23/2025							9,611	504,962
(1)Represents the date on which the Compensation Committee took action to approve the corresponding equity award.
(2)The amounts shown in these columns reflect each named executive officer’s threshold, target, and maximum award under the SMIP, with the potential for each executive officer’s actual award under the plan to exceed or be less than the target depending upon company performance. The actual SMIP awards for fiscal year 2025 are reflected in the Non-Equity Incentive Plan Compensation column of the 2025 Summary Compensation Table.
(3)The amounts shown in these columns reflect the threshold, target, and maximum number of shares of Common Stock that may vest under each named executive officer’s January 2025 PRSUs based on company performance over the three-year performance period ending November 30, 2027, with respect to the Operational PRSUs, and January 24, 2028, with respect to the TSR PRSUs, as described in more detail under “Compensation Discussion and Analysis—Performance-Based, Long-Term Equity Incentives.”
(4)Represents the number of RSUs granted to each NEO in fiscal year 2025, all of which will vest in one-third tranches on each of the first three anniversaries of the grant date.
(5)Represents the aggregate fair values of stock awards granted to our named executive officers, as determined in accordance with ASC Topic 718, on the applicable grant date or, if earlier, the service inception date. The grant date fair value of RSUs was determined by multiplying the number of shares by $52.54, the closing price of the Common Stock on the grant date. The grant date fair value of the Operational PRSUs was determined by multiplying the target number of shares by a reduced price per share of $48.94 because the unvested PRSUs do not receive dividends. The grant date fair value of the TSR PRSUs was determined by multiplying the target number of shares by $41.28, the fair value determined by an independent valuation specialist using a Monte Carlo simulation model. For other valuation assumptions used to calculate the fair value of our stock

2026 Proxy Statement 54

and option awards, see Note 3 “Share-Based Compensation” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
(6)Messrs. Twomey and Gibson’s threshold, target, and maximum SMIP award amounts were converted from British pounds to U.S. dollars by using the 2025 fiscal year-end exchange rate of 1 GBP to $1.3232.

2026 Proxy Statement 55

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of November 30, 2025.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(2)(3) ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested(3) ($)
Chris Caldwell	12,630	—	55.94	10/4/2026	—	—	—	—
	11,172	—	64.21	10/3/2027	—	—	—	—
	45,808	—	37.94	10/11/2028	—	—	—	—
	30,057	—	55.12	10/2/2029	—	—	—	—
	26,212	—	119.72	1/20/2031	—	—	—	—
	—	—	—	—	130,529	4,726,455	—	—
	—	—	—	—	—	—	195,139	7,065,983
Andre Valentine	—	—	—	—	26,803	970,537	—	—
	—	—	—	—	—	—	45,534	1,648,786
Cormac Twomey	—	—	—	—	27,310	988,895	—	—
	—	—	—	—	—	—	45,215	1,637,235
Craig Gibson	—	—	—	—	16,756	606,735	—	—
	—	—	—	—	—	—	29,276	1,060,084
Jane Fogarty	—	—	—	—	13,967	505,745	—	—
	—	—	—	—	—	—	21,438	776,270
(1)Prior to the spin-off, Mr. Caldwell was granted option awards by TD SYNNEX under its 2013 Stock Incentive Plan. In connection with the spin-off, each of these option awards was converted into a TD SYNNEX option and a Concentrix option with respect to the same number of shares as the original option, with an adjustment to the exercise prices to preserve the same ratio of the exercise price to the per share value of the underlying stock as existed prior to the spin-off. This table includes only the converted Concentrix option awards granted under the Concentrix 2020 Stock Incentive Plan, as well as any option awards granted by Concentrix following the spin-off. All option awards listed in these columns vested and became exercisable as to 20% of the shares on the first anniversary of the grant date and 1/60th of the shares monthly thereafter over the following four-year period, except for the grant scheduled to expire on January 20, 2031, which vested as to 20% on the first anniversary of October 7, 2020, the scheduled grant date for the fiscal year 2020 equity awards that were delayed due to the spin-off, and 1/60th of the shares monthly thereafter over the following four-year period. The grant date for each of the option awards is the date ten years prior to the option expiration date.
(2)Reflects the aggregate unvested portion of the restricted stock award and RSU grants set forth in the below table.

Grant Date	C. Caldwell	A. Valentine	C. Twomey	C. Gibson	J. Fogarty
January 20, 2021	83,528	—	—	—	—
January 26, 2022	16,536	2,204	2,480	—	1,102
January 27, 2023	24,465	3,741	4,209	—	1,888
October 27, 2023	—	—	—	8,954	—
February 1, 2024	40,322	8,736	9,184	5,096	4,704
January 24, 2025	70,574	18,557	18,462	10,373	9,611
Total	235,425	33,238	34,335	24,423	17,305
Previously Vested	104,896	6,435	7,025	7,667	3,338
Remaining Unvested	130,529	26,803	27,310	16,756	13,967

2026 Proxy Statement 56

The January 2021 restricted stock award vests as to 20% of the shares on each of the first five anniversaries of December 1, 2020, the effective date of the spin-off. The January 2022 and January 2023 restricted stock awards each vest as to 25% of the shares on each of the first four anniversaries of the grant date. The October 2023 RSU and the 2024 and 2025 RSU grants each vest as to one-third of the shares on each of the first three anniversaries of the grant date.
(3)The market or payout value of unvested restricted stock, unvested RSUs and unvested PRSUs was determined by multiplying the number of shares or units shown by $36.21, the closing price of the Common Stock on November 28, 2025, the last trading day of fiscal year 2025.
(4)Reflects (i) the target number of shares of Common Stock that may vest under each named executive officer’s PRSUs granted in 2024 based on the Company’s achievement of above-threshold performance for the first two years of the three-year performance period ending November 30, 2026, (ii) the target number of shares of Common Stock that may vest under each named executive officer’s 2025 Operational PRSUs based on the Company’s achievement of above-threshold performance for the first year of the three-year performance period ending November 30, 2027, and (iii) the threshold number of shares of Common Stock that may vest under each named executive officer’s 2025 TSR PRSUs based on the Company’s achievement of below-threshold performance for the first year of the three-year performance period ending January 24, 2028. For Messrs. Caldwell, Valentine, and Twomey, and Ms. Fogarty, also reflects the number of shares of Common Stock that vested and were settled in January 2026 under each named executive officer’s 2023 PRSUs based on the Company’s performance for the three-year performance period ending November 30, 2025.
TD SYNNEX Equity Awards. In addition to the awards set forth above, Mr. Caldwell has TD SYNNEX option awards that were granted by TD SYNNEX prior to our spin-off. In connection with the spin-off, each of these awards was converted into a TD SYNNEX award and a Concentrix award (reflected in the table above) with respect to the same number of shares as the original award, with an adjustment to the exercise prices of stock options to preserve the same ratio of the exercise price to the per share value of the underlying stock as existed prior to the spin-off. Although these awards are issued in TD SYNNEX equity, the vesting of the awards was based on continued service with Concentrix.
The outstanding TD SYNNEX awards held by Mr. Caldwell as of November 30, 2025 are as follows:

Name	Grant Date	TD SYNNEX Stock Option Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Chris Caldwell	10/4/2016	12,630	—	57.34	10/4/2026
	10/3/2017	11,172	—	65.83	10/3/2027
	10/11/2018	45,808	—	38.89	10/11/2028
	10/2/2019	30,057	—	56.50	10/2/2029

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OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2025
The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our NEOs during the fiscal year ended November 30, 2025.

Name	Option Awards(1)		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Chris Caldwell	9,363	30,992	47,089	2,353,502
Andre Valentine	—	—	5,167	272,716
Cormac Twomey	—	—	5,599	295,626
Craig Gibson	—	—	4,683	226,201
Jane Fogarty	—	—	3,051	159,393
(1)The value realized on exercise reflects the in-the-money value of the total number of exercised stock options on the exercise date and the value realized on vesting reflects the aggregate market value of the total shares of Common Stock vested on the vesting date. The number of shares acquired and the value realized have not been reduced to reflect the withholding of shares of Common Stock or the payment of cash for any tax obligation.
Certain of our NEOs exercised TD SYNNEX stock options during fiscal year 2025:

	Number of TD SYNNEX Shares Acquired on Exercise(a) (#)	Value Realized on Exercise(b) ($)
Chris Caldwell	9,363	1,096,371
(a)See “2025 Outstanding Equity Awards at Fiscal Year-End Table—TD SYNNEX Equity Awards” for information about the outstanding TD SYNNEX stock options held by Mr. Caldwell, all of which are fully vested and exercisable.
(b)The value realized on exercise reflects in-the-money value of the total number of exercised stock options on the exercise date. The number of shares acquired and the value realized have not been reduced to reflect the withholding of shares of TD SYNNEX common stock or the payment of cash for any tax obligation.

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PENSION BENEFITS
The following table sets forth information, as of November 30, 2025, regarding the present value of the benefits that are expected to be paid to Mr. Valentine under the qualified and non-qualified portion of the Convergys defined benefit pension plan, which we assumed in our acquisition of Convergys in October 2018. None of our other NEOs participate in qualified or non-qualified defined benefit plans. The Compensation Committee may elect to adopt qualified or non-qualified defined benefit plans in the future if the Compensation Committee determines that doing so is in our best interests.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Andre Valentine	Convergys Corporation Pension Plan	28	320,796	—
	Convergys Corporation Non-Qualified Excess Pension Plan	28	94,796	—
(1)The present value of accumulated benefit was determined using a discount rate of 5.03% and assuming a 63% lump sum payment distribution at age 65 (the normal retirement age specified in the Convergys Corporation Pension Plan).
The Convergys Corporation Pension Plan is a cash-balance pension plan that was open to certain U.S.-resident employees of Convergys hired prior to April 1, 2007. The plan was frozen effective April 1, 2008, and no additional pension credits accrue for eligible employees. At the end of each year, active participants’ accounts are credited with interest at the rate of 4% per annum. At retirement or other termination of employment, an amount equivalent to the balance then credited to the account is payable to the participant in the form of a life annuity. In lieu of a life annuity, a participant may elect to receive the actuarial equivalent of their benefit in the form of a lump sum, or a joint and survivor annuity.
The non-qualified excess pension plan provides a pension benefit to employees, including Mr. Valentine, whose pension benefit under the Pension Plan is reduced or capped due to Internal Revenue Service limitations. Benefits are paid in ten annual installments or, if less, the number of annual installments (rounded up) equal to the value of the benefits divided by $50,000, commencing six months after a participant’s separation from service.

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POTENTIAL PAYMENTS UPON TERMINATION OR IN CONNECTION WITH A CHANGE OF CONTROL
The following summarizes the potential payments payable to our NEOs upon termination of employment or a change of control under individual agreements or the Concentrix Change of Control Severance Plan in effect as of the end of fiscal year 2025. Although much of the compensation for our NEOs is performance-based and contingent upon achievement of financial goals, we believe that change of control arrangements provide important protection to our NEOs, are generally consistent with the practice of our peer companies, and are appropriate for the attraction and retention of executive talent.
In November 2020, we entered into an offer letter with Mr. Caldwell with respect to his continued service as our CEO following the spin-off. Under the terms of the offer letter, if Mr. Caldwell’s employment is terminated for a reason other than cause, disability or death and he signs a standard release of claims, he would be entitled to salary continuation for twelve months at a rate equal to the average of total salary and SMIP over the prior three years and paid COBRA for 12 months. In addition, under our Change of Control Severance Plan and Mr. Caldwell’s offer letter, if any of Messrs. Caldwell or Valentine or Ms. Fogarty is terminated for a reason other than cause, disability, or death within two months before or 12 months after a change of control (including a voluntary termination because of a reduction in salary or position or a relocation) and they sign a standard release of claims, they would be entitled to salary continuation for a minimum of 18 months plus one month per year of employment after the eighteenth year of employment, up to a maximum of 24 months, at a rate equal to the average of total salary and SMIP over the prior three years and paid COBRA for two years. Severance payments for these individuals would be delayed for six months following termination of employment to the extent required by Section 409A. As non-U.S. persons, Messrs. Twomey and Gibson are not eligible to participate in the Change of Control Severance Plan.
In January 2019, consistent with general practice in the United Kingdom, we entered into an employment agreement with Mr. Twomey, who is a U.K. resident. Under his employment agreement, upon a termination without cause, Mr. Twomey is entitled to (i) six months’ notice of termination, or payment of six months of base salary in lieu of notice, and (ii) a pro rata portion of his target SMIP award through the date of termination (including the six-month notice period).
In May 2016, consistent with general practice in the United Kingdom, Webhelp entered into an employment agreement with Mr. Gibson, who is a U.K. resident, and which we assumed in connection with our September 2023 combination with Webhelp. In January 2025, Mr. Gibson’s employment agreement was amended to provide that, upon a termination without cause, Mr. Gibson is entitled to (i) six months of notice, or payment of six months of base salary in lieu of notice, and (ii) a pro rata portion of his target SMIP award through the date of termination (including the six-month notice period).
In addition to the foregoing, certain of our outstanding equity awards include a “double-trigger” change of control provision that would accelerate the unvested portion of the equity award if an NEO’s employment is terminated as a result of Involuntary Termination (as such term is defined in the relevant equity award agreement) within 24 months following a Change of Control.

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The following table sets forth potential payments payable to our NEOs, under the circumstances described below, assuming that their employment was terminated or a change of control occurred on November 30, 2025.

Name	Benefit	Voluntary Termination ($)	Change of Control; No Termination ($)	Termination without Cause; No Change of Control ($)	Termination without Cause or Involuntary Termination Following Change of Control ($)(1)
Chris Caldwell	Salary continuation	—	—	2,627,812	4,817,656
	Benefits continuation	—	—	39,275	78,550
	Equity award vesting	—	—	—	8,804,896
	Total	—	—	2,667,087	13,701,102
Andre Valentine	Salary continuation	—	—	—	2,401,633
	Benefits continuation	—	—	—	66,486
	Equity award vesting	—	—	—	1,849,788
	Total	—	—	—	4,317,907
Cormac Twomey(2)	Salary	—	—	941,949	941,949
	Target SMIP	—	—	627,966	627,966
	Equity award vesting	—	—	—	1,878,176
	Total	—	—	1,569,915	3,448,091
Craig Gibson(2)	Salary continuation	—	—	276,879	276,879
	Target SMIP	—	—	553,759	553,759
	Equity award vesting	—	—	—	1,094,737
	Total	—	—	830,638	1,925,375
Jane Fogarty	Salary continuation	—	—	—	1,209,129
	Benefits continuation	—	—	—	64,224
	Equity award vesting	—	—	—	965,431
	Total	—	—	—	2,238,784
(1)The table above assumes that if a Change of Control occurred on November 30, 2025, with respect to the TSR PRSUs, the resulting valuation would be consistent with the trading price of our Common Stock at that time, resulting in below-threshold performance.
(2)The salary and target SMIP amounts set forth in the table for Mr. Twomey and Mr. Gibson were converted from British pounds to U.S. dollars by using the 2025 fiscal year-end exchange rate of 1 GBP to $1.3232.
CEO PAY RATIO
Consistent with the rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we calculated our CEO-to-median employee pay ratio for fiscal year 2025 in accordance with Item 402(u) of Regulation S-K. We believe that the CEO pay ratio disclosure provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
In accordance with SEC rules, for this year’s pay ratio calculation, we used the same median employee that we identified in our CEO-to-median employee pay ratio calculation for 2024 because there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly change our pay ratio. As previously discussed, to estimate the CEO pay ratio for fiscal year 2024, we first identified our median employee by examining the 2024 total fixed cash compensation (including base salary and fixed allowances but excluding variable incentive

2026 Proxy Statement 61

compensation) for all individuals who were employed by us on September 1, 2024, excluding our CEO. We used total fixed cash compensation because it is applied consistently across our organization and the target values of the excluded elements do not differ materially for those employees who could constitute our median compensated employee. Other than as set forth above, we included all employees, whether employed on a full-time, part-time, intern, temporary or seasonal basis, and annualized the compensation for any full-time employees that were not employed by us for all of fiscal year 2024. We did not exclude any employees working outside the United States and converted compensation paid in foreign currencies to U.S. dollar amounts using the applicable exchange rate at September 1, 2024. We did not make any assumptions, adjustments, or estimates with respect to total fixed cash compensation, except that we assumed that each intern, temporary or seasonal employee had total fixed cash compensation less than that of the median employee.

We employ more than 455,000 people in 74 countries around the world, more than 75% of which are located in Asia-Pacific, Latin America, or Africa. After identifying our median employee based on total fixed cash compensation, we calculated annual total compensation for this employee using the same methodology we use for our named executive officers as set forth in the 2025 Summary Compensation Table included in this Proxy Statement. Based on this calculation, our median employee’s annual total compensation for 2025 was $6,419. Our CEO’s annual total compensation for 2025 was $13,347,449, as reflected in the 2025 Summary Compensation Table included in this Proxy Statement. As a result, we estimate that our CEO’s annual total compensation for 2025 was approximately 2,080 times that of our median employee’s annual total compensation for 2025. This ratio was affected by the factors discussed under “Compensation Discussion and Analysis—Elements of the Fiscal Year 2025 Compensation Program,” our mix of game-changers in different countries around the world, and currency exchange rates.
The CEO pay ratio disclosure rules of Item 402(u) of Regulation S-K provide significant flexibility regarding the methodology used to identify the median employee and calculate the median employee’s annual total compensation. Our methodology may differ materially from the methodology used by other companies to prepare their CEO pay ratio disclosures. Moreover, differences in employee populations, geographic locations, business strategies, and compensation practices may contribute to a lack of comparability between our CEO pay ratio and the CEO pay ratio reported by other companies, including those within our industry.
PAY VERSUS PERFORMANCE
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K and does not reflect the value actually realized by our NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. The following tables and related disclosures provide information about (i) the total compensation of our principal executive officer (“PEO”) and our non-PEO NEOs (collectively, the “Other NEOs”) as presented in the 2025 Summary Compensation Table (“SCT”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to Item 402(v) of Regulation S-K (“CAP”), (iii) certain financial performance measures, and (iv) the relationship of CAP to those financial performance measures.
Neither the CAP nor the amount reported in the SCT reflect the amount of compensation actually paid, earned, or received during the applicable year. A significant portion of the CAP reflected in the table below relates to changes in the value of unvested equity awards during the applicable year. Unvested equity awards remain subject to risk of forfeiture and possible future declines or increases in value based on changes in the trading price of our Common Stock. The value of equity awards ultimately realized by our NEOs cannot be determined until the awards vest or, in the case of stock options, until the awards are exercised.

2026 Proxy Statement 62

For a discussion of our executive compensation program and how the Compensation Committee evaluates Company and individual performance when making compensation decisions, see “Compensation Discussion and Analysis.”

Year (a)	SCT Total for PEO ($) (b)	PEO CAP ($)(1) (c)	Average SCT Total for Other NEOs ($) (d)	Average CAP for Other NEOs ($)(2) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($ millions)(4) (h)	Non-GAAP Operating Income ($ millions)(5) (i)
					Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($)(3) (g)
2025	13,347,449	9,645,179	3,337,287	2,665,899	36.89	25.83	(1,278.9)	1,253.5
2024	11,638,824	2,311,108	2,256,984	1,150,850	42.81	26.18	251.2	1,317.9
2023	10,235,151	2,761,305	2,172,388	1,246,283	89.51	35.76	313.8	1,010.0
2022	8,613,762	2,215,482	1,700,867	977,421	116.55	72.41	435.0	884.1
2021	15,087,737	32,933,201	2,536,544	3,868,727	158.10	121.30	405.6	733.7

The table above includes the compensation of the following PEO and Other NEOs for the years shown below:

	PEO	Other NEOs
2025	Chris Caldwell	Andre Valentine, Cormac Twomey, Craig Gibson, and Jane Fogarty
2024	Chris Caldwell	Andre Valentine, Cormac Twomey, Craig Gibson, Jane Fogarty, and Rick Rosso
2023	Chris Caldwell	Andre Valentine, Cormac Twomey, Rick Rosso, and Jane Fogarty
2022	Chris Caldwell	Andre Valentine, Cormac Twomey, Rick Rosso, and Jane Fogarty
2021	Chris Caldwell	Andre Valentine, Cormac Twomey, Rick Rosso, Jane Fogarty, and Steve Richie
(1)The PEO CAP for each year was determined in accordance with Item 402(v) of Regulation S-K by making the following adjustments to the SCT Totals:

	Amounts Deducted from SCT Total		Amounts Added to SCT Total				Net Adjustment ($)
	Grant Date Fair Value of Stock Awards ($)(a)	Grant Date Fair Value of Option Awards ($)	Vesting Date Fair Value of Equity Awards Granted and Vested during Fiscal Year ($)	Year-End Fair Value of Equity Awards Granted during Fiscal Year that were Outstanding and Unvested at Year End ($)	Year-over-Year Change in Year-End Fair Value of Equity Awards Granted in any Prior Fiscal Year that were Outstanding and Unvested at Year End ($)	Change in Fair Value as of the Vesting Date of Equity Awards Granted in any Prior Fiscal Year that Vested during Fiscal Year ($)
2025	10,531,825	—	—	7,877,388	(1,286,135)	238,303	(3,702,269)
2024	8,783,946	—	—	4,055,532	(4,312,235)	(287,067)	(9,327,716)
2023	6,731,789	—	—	3,357,219	(3,680,145)	(419,131)	(7,473,846)
2022	5,952,960	—	—	4,081,079	(4,455,458)	(70,941)	(6,398,280)
2021	10,549,966	999,988	619,398	16,040,965	4,839,758	7,895,297	17,845,464
(a) The grant date fair value of the TSR PRSUs was determined by using $36.21, the closing stock price of our Common Stock at November 30, 2025.
(2)The average CAP for our Other NEOs was determined in accordance with Item 402(v) of Regulation S-K by making the following adjustments to the Average SCT Totals:

2026 Proxy Statement 63

	Amounts Deducted from Average SCT Total			Amounts Added to Average SCT Total					Net Adjustment ($)
	Average Grant Date Fair Value of Stock Awards ($)(a)	Fair Value at Prior Year-End of Equity Awards Forfeited During Fiscal Year ($)	Average Change in Pension Value ($)	Average Vesting Date Fair Value of Equity Awards Granted and Vested during Fiscal Year ($)	Average Year-End Fair Value of Equity Awards Granted during Fiscal Year that were Outstanding and Unvested at Year End ($)	Average Year-over-Year Change in Year-End Fair Value of Equity Awards Granted in any Prior Fiscal Year that were Outstanding and Unvested at Year End ($)	Average Change in Fair Value as of the Vesting Date of Equity Awards Granted in any Prior Fiscal Year that Vested during Fiscal Year ($)	Pension Service Cost ($)
2025	2,211,146	—	5,654	—	1,664,768	(149,947)	30,590	—	(671,389)
2024	1,148,494	—	6,148	—	538,417	(332,200)	(157,709)	—	(1,106,134)
2023	901,975	—	—	—	449,825	(324,998)	(148,957)	—	(926,105)
2022	694,350	—	—	—	476,015	(329,767)	(175,344)	—	(723,446)
2021	1,599,926	26,640	—	587,407	1,294,501	112,712	964,129	—	1,332,183
(a) The grant date fair value of the TSR PRSUs was determined by using $36.21, the closing stock price of our Common Stock at November 30, 2025.
(3)The peer group total shareholder return in this column reflects the peer group comprised of CX-focused technology and service providers that are publicly traded companies, as set forth in Part II, Item 5 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2025.
(4)Net loss of $(1,278.9) for fiscal year 2025 reflects a non-cash goodwill impairment charge of $1,523.3 million in the fourth quarter of 2025 primarily resulting from the trading range for our stock price and market capitalization.
(5)Non-GAAP operating income is operating income (loss), adjusted to exclude impairment charges, acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, and share-based compensation. 65% of our NEOs’ SMIP awards for fiscal year 2025 were based on non-GAAP operating income performance for fiscal year 2025. See page 42 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2025 for a reconciliation of non-GAAP operating income to operating income (loss), as reported.
2025 Performance Measures
In accordance with Item 402(v) of Regulation S-K, the following table lists (in alphabetical order) the three financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link CAP for our NEO to Company performance for fiscal year 2025, as further described in our Compensation Discussion and Analysis.
•Adjusted EBITDA
•Non-GAAP Operating Income
•Revenue
Relationship Between CAP and Performance
In accordance with Item 402(v) of Regulation S-K, the charts below illustrate how our PEO’s CAP and Other NEOs’ average CAP compares to our Company’s financial performance as measured by our total shareholder return, our peer group total shareholder return, our net income, and our non-GAAP operating income. CAP, as calculated in accordance with Item 402(v) of Regulation S-K, reflects, among other things, adjustments to the fair value of equity awards during the years presented. Factors impacting the fair value of equity awards include the trading price of our Common Stock on vesting dates and at year end, as well as the projected and actual achievement of performance goals.

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CAP Compared to Company TSR and Peer Group TSR
Compensation Actually Paid ($ millions)
Value of $100 investment from Dec. 1, 2020
35.0
28.0
21.0
14.0
7.0
0.0
180.00
144.00
108.00
72.00
36.00
0.00
$32.9
$3.9
$2.2
$1.0
$2.8
$1.2
$2.3
$1.2
$9.6
$2.7
$100.00
$158.10
$121.30
$116.55
$72.41
$89.51
$35.76
$42.81
$26.18
$36.89
$25.83
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO
Other NEOs
CNXC TSR
Peer Group TSR

CAP Compared to Net Income (Loss) and Non-GAAP Operating Income
Compensation Actually Paid ($ millions)
Net Income (Loss) and Non-GAAP OI ($ millions)
30.0
20.0
10.0
0.0
(10.0)
(20.0)
(30.0)
1,200.0
800.0
400.0
0.0
-400.0
-800.0
-1,200.0
$32.9
$3.9
$2.2
$1.0
$2.8
$1.2
$2.3
$1.2
$9.6
$2.7
$733.7
$884.1
$1,010.0
$1,317.9
$1,253.5
$405.6
$435.0
$313.8
$251.2
$(1,278.9)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO
Other NEOs
Net Income (Loss)
Non-GAAP Operating Income

Note: Net loss of $(1,278.9) for fiscal year 2025 reflects a non-cash goodwill impairment charge of $1,523.3 million in the fourth quarter of 2025 primarily resulting from the trading range for our stock price and market capitalization.

2026 Proxy Statement 65

GENERAL INFORMATION
Concentrix will pay the costs of soliciting proxies on behalf of the Board. In addition to solicitation by mail, Concentrix officers, directors, and employees may solicit proxies personally, electronically, or by telephone, and will receive no additional compensation for their services. The Company will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses incurred in connection with distributing forms of proxies and proxy materials to beneficial owners of Common Stock.
At the time this Proxy Statement was released on February 13, 2026, the Company knew of no other matters that might be presented for action at the Annual Meeting, other than those matters discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting, the Common Stock represented by proxies may be voted with respect thereto in the discretion of the persons named as proxies.
2027 Annual Meeting of Stockholders
Stockholder proposals intended for inclusion in the Company’s Proxy Statement for the 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company no later than October 16, 2026 and must otherwise comply with SEC rules relating to stockholder proposals, including with respect to the types of stockholder proposals that are appropriate for inclusion in a proxy statement. Proposals we receive after that date will not be included in the Company’s Proxy Statement for the 2027 Annual Meeting of Stockholders. A stockholder proposal not included in the proxy statement will be ineligible for presentation at the 2027 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary at the principal executive offices of the Company. Under the Company’s Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received at the Company’s principal executive offices not more than 120 days nor less than 90 days in advance of the anniversary of the date of the Company’s proxy statement for the prior year’s Annual Meeting. However, if no Annual Meeting was held in the prior year or the current Annual Meeting is scheduled for a date more than 30 days before or after the anniversary of the prior year’s Annual Meeting, the Company must receive the stockholder’s notice by the later of the 90th day prior to the current Annual Meeting and the 10th day following public disclosure of the date of the current Annual Meeting.
Assuming the date of our 2027 Annual Meeting is not so advanced or delayed, if a stockholder notifies the Company after December 30, 2026 of the intent to present a proposal, the persons named as the Company’s proxies for the 2027 Annual Meeting of Stockholders will be permitted to exercise discretionary voting authority with respect to that proposal even if the matter is not discussed in the Company’s proxy statement for that meeting. Proposals or notices should be sent to our Corporate Secretary at the following address: Corporate Secretary, Concentrix Corporation, 39899 Balentine Drive, Suite 235, Newark, CA 94560.
Important Notice Regarding Delivery of Stockholder Documents
To eliminate duplicate mailings, conserve natural resources, and reduce printing costs and postage fees, we engage in householding and will deliver a single set of proxy materials (other than proxy cards, which will remain separate) to stockholders who share the same address and who have the same last name or have consented in writing. You may nonetheless receive a separate mailing if you hold additional shares in a brokerage account.
If your household receives multiple copies of our proxy materials, you may request to receive only one copy by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Similarly, if your household receives only one copy of our proxy materials, you may request an additional copy by contacting Broadridge as indicated above or by writing to our Corporate Secretary at Concentrix Corporation, 39899 Balentine

2026 Proxy Statement 66

Drive, Suite 235, Newark, CA 94560. We will deliver the requested additional copy promptly following our receipt of your request.
Information Requests
Upon written request to Concentrix Corporation, 201 East 4th Street, Cincinnati, Ohio 45202, Attention: Investor Relations Department, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K, this Proxy Statement, any committee charter, our Governance Guidelines, our Human Rights Policy, or our Code of Ethical Business Conduct. Copies of the exhibits to the Form 10-K will be provided to any requesting stockholder if the stockholder agrees to reimburse us for our reasonable costs in providing such exhibits. The reports and documents referenced in this paragraph are also available on the Investor Relations section of the Company’s website at www.concentrix.com. The information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

2026 Proxy Statement 67

Annex A
AMENDMENT NUMBER ONE TO THE CONCENTRIX CORPORATION
AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN
The Concentrix Corporation Amended and Restated 2020 Stock Incentive Plan (the “Plan”) is hereby amended (this “Amendment”) as set forth below by the Board of Directors of Concentrix Corporation (the “Company”), subject to the approval of this Amendment by the stockholders of the Company:

1.Section 1 of the Plan is amended to read as follows, with the remainder of Section remaining unchanged:

The Plan, as amended and restated, was adopted by the Board of Directors on August 22, 2024, and subsequently amended on February 12, 2026, and such amendment shall be effective immediately upon approval by the Company’s stockholders (such effective date, the “Restatement Effective Date”).

2.Section 5, part (a), of the Plan is amended to increase the number of shares available for issuance by 3,700,000 as follows, with the remainder of Section 5(a) remaining unchanged:

The aggregate number of Shares authorized for issuance as Awards under the Plan, as of the Restatement Effective Date, shall not exceed 4,469,067 Shares (reflecting 769,067 Shares that remained available for grant under the Plan as of January 31, 2026 plus an increase to the total number of shares that may be issued under the Plan of 3,700,000 shares), less (y) any shares that were subject to an award granted under the Plan after January 31, 2026 and prior to the Restatement Effective Date, plus (z) any shares that may subsequently become available for issuance under the Plan as described in subsection (b) of this Section 5).

3.The Plan shall otherwise be unchanged by this Amendment.

This Amendment is adopted subject to approval by the stockholders of the Company at the Company’s 2026 Annual Meeting of Stockholders. If the stockholders fail to approve this Amendment at the Annual Meeting, the Plan shall continue in existence in accordance with its terms.

*   *   *

The foregoing Amendment to the Plan was duly adopted and approved by the Board of Directors of the Company on February 12, 2026, subject to the approval of the Amendment by the stockholders of the Company.

Corporate Secretary

The foregoing Amendment to the Plan was duly adopted by the stockholders of the Company at a meeting held on March 25, 2026.

Corporate Secretary

2025 Proxy Statement A-1

	SCAN TO	w
VIEW MATERIALS & VOTE

CONCENTRIX CORPORATION 39899 BALENTINE DRIVE, SUITE 235 NEWARK, CA 94560
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on March 24, 2026 for shares held directly and by 11:59 p.m. Eastern Daylight Time on March 20, 2026 for shares held in the company’s 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CNXC2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on March 24, 2026 for shares held directly and by 11:59 p.m. Eastern Daylight Time on March 20, 2026 for shares held in the company’s 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CONCENTRIX CORPORATION

The Board of Directors recommends you vote FOR all of the nominees and FOR Proposals 2, 3, and 4.
				For	Against	Abstain
1.Election of nine directors for one-year terms expiring at the Annual Meeting of Stockholders in 2027 or until their respective successors are duly elected and qualified:			2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2026;

	For	Withhold
1a. Chris Caldwell			3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

1b. Chih-Kai Cheng

1c. LaVerne Council			4. Approval of an amendment to the Company’s 2020 Stock Incentive Plan to increase the number of shares available for issuance.

1d. Jennifer Deason

1e. Kathryn Hayley

1f. Kathryn Marinello

1g. Bilge Ogut

1h. Dennis Polk

1i. Ann Vezina

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Annual Report and Proxy Statement is available at www.proxyvote.com
CONCENTRIX CORPORATION Annual Meeting of Stockholders March 25, 2026, 9:00 a.m. EDT This proxy is solicited by the Board of Directors

The undersigned hereby revokes all previous proxies, acknowledges the receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, and appoint(s) Chris Caldwell, Jane Fogarty, and Andre Valentine, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CONCENTRIX CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. EDT on March 25, 2026, virtually at www.virtualshareholdermeeting.com/CNXC2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side